EXHIBIT 4.10

Dated 14 November 2025

US$20,000,000

TERM LOAN FACILITY

AVATAR MARINE INC.

as Borrower

and

EUROHOLDINGS LTD.

as Guarantor

and

PIRAEUS BANK S.A.

as Original Lender

FACILITY AGREEMENT

relating to

the financing of part of the acquisition cost of m.t. ''HELLAS AVATAR''

EUROPE/80116785v6

Index

Clause		Page

Section 1 Interpretation		2
1	Definitions and Interpretation	2
Section 2 The Facility		23
2	The Facility	23
3	Purpose	23
4	Conditions of Utilisation	23
Section 3 Utilisation		24
5	Utilisation	24
Section 4 Repayment, Prepayment and Cancellation		26
6	Repayment	26
7	Prepayment and Cancellation	26
Section 5 Costs of Utilisation		29
8	Interest	29
9	Interest Periods	30
10	Changes to the Calculation of Interest	31
11	Fees	32
Section 6 Additional Payment Obligations		33
12	Tax Gross Up and Indemnities	33
13	Increased Costs	36
14	Other Indemnities	38
15	Mitigation by the Lender	40
16	Costs and Expenses	40
Section 7 Guarantee		42
17	Guarantee and Indemnity	42
Section 8 Representations, Undertakings and Events of Default		45
18	Representations	45
19	Information Undertakings	51
20	Financial Covenants	53
21	General Undertakings	54
22	Insurance Undertakings	61
23	MOA Undertakings	66
24	Ship Undertakings	67
25	Security Cover	73
26	Accounts and Application of Earnings	74
27	Events of Default	76
Section 9 Changes to Parties		80
28	Changes to the Lender	80
29	Changes to the Obligors	81
Section 10 Administration		82
30	Payment Mechanics	82
31	Set-Off	83
32	Conduct of Business by the Lender	83
33	Bail-In	84
34	Notices	84
35	Calculations and Certificates	86
36	Partial Invalidity	86
37	Remedies and Waivers	86

EUROPE/80116785v6

38	Entire Agreement	86
39	Settlement or Discharge Conditional	87
40	Irrevocable Payment	87
41	Confidential Information	87
42	Amendments	89
43	Counterparts	89
Section 11 Governing Law and Enforcement		90
44	Governing Law	90
45	Enforcement	90

Schedules

Schedule 1 The Parties	91
Part A The Obligors	91
Part B The Lender	92
Schedule 2 Conditions Precedent	93
Part A Conditions Precedent to Utilisation Request	93
Part B Further Conditions Precedent	94
Schedule 3 Requests	95
Part A Utilisation Request	95
Part B Selection Notice	96
Schedule 4 Form of Compliance Certificate	97
Schedule 5 Timetables	98

Execution

Execution Page	99

Appendices

No table of contents entries found.

EUROPE/80116785v6

THIS AGREEMENT is made on 14 November 2025

PARTIES

(1)

AVATAR MARINE INC., a corporation incorporated in the Republic of the Marshall Islands with registration number 134603 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, as borrower (the "Borrower")

(2)

EUROHOLDINGS LTD., a corporation incorporated in the Republic of the Marshall Islands , with registration number 124950, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, as guarantor (the "Guarantor")

(3)

PIRAEUS BANK S.A., having its registered address at 4 Amerikis Street, 105 64 Athens, Greece acting through its office at 170 Alexandras Avenue, 11521 Athens 105 64, Greece (with Corporate Registration Number 157660660000) as lender (the "Original Lender")

BACKGROUND

The Lender has agreed to make available to the Borrower a facility not exceeding the lesser of (i) $20,000,000, (ii) 65 per cent. of the Purchase Price of the Ship and (iii) 65 per cent. of the Initial Market Value of the Ship, to finance part of the acquisition cost of the Ship.

OPERATIVE PROVISIONS

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Account Bank" meansPiraeus Bank S.A. having its registered address at 4 Amerikis Street, 105 64 Athens, Greece, acting through its branch at 170 Alexandras Avenue, 115 21 Athens, Greece or any replacement bank or other financial institution as may be approved by the Lender.

"Accounts" means the Operating Account and the Pledged Deposit Accounts.

"Account Security" means a document creating Security over any Account in agreed form.

"Affiliate" means in relation to any person a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Annex VI" means Annex VI of the Protocol of 1997 to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto and as further amended from time to time.

"Approved Brokers" means any firm or firms of insurance brokers approved in writing by the Lender.

"Approved Classification" means the classification with the Approved Classification Society or the equivalent classification with another Approved Classification Society.

"Approved Classification Society" means Lloyd's Register or any other classification society which is a member of the International Association of Classification Societies approved in writing by the Lender.

"Approved Commercial Manager" means Latsco Marine Management Inc, a corporation incorporated in the Republic of Panama, whose registered address is at Calle Aquilino de la Guardia No. 8, Panama City, Republic of Panama and with an established office in Greece at 4 Xenias Street, Kifisia, Athens, Greece, 145 62, or any other commercial management company, which has the same shareholding structure as Latsco Marine Management Inc, nominated by the Borrower and approved by the Lender from time to time as the commercial manager of the Ship (such approval not to be unreasonably withheld or delayed).

"Approved Flag" means the flag of Malta or such other flag and, if applicable, port of registry approved in writing by the Lender (such approval not to be unreasonably withheld or delayed), such flags currently being acceptable to the Lender being the flags of Greece, Malta, the Marshall Islands, Panama, Liberia and Madeira, and a reference to "the Approved Flag" shall be a reference to the flag and, if applicable port of registry, under which the Ship is then flagged with the agreement of the Lender.

"Approved Manager" means the Approved Commercial Manager or the Approved Technical Manager (at the time of this Agreement being the same entity).

"Approved Technical Manager" means Latsco Marine Management Inc, a corporation incorporated in the Republic of Panama, whose registered address is at Calle Aquilino de la Guardia, Street No. 8, Panama City, Republic of Panama and with an established office in Greece at 4 Xenias Street, Kifisia, Athens, Greece, 145 62, or any other technical management company, which has the same shareholding structure as Latsco Marine Management Inc, nominated by the Borrower and approved by the Lender from time to time as the technical manager of the Ship (such approval not to be unreasonably withheld or delayed).

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

2

"Approved Valuer" means any one of Clarksons Valuations Limited, Galbraiths Gibson, Braemar, Seascope, and any other reputable firm or firms of independent sale and purchase shipbrokers approved in writing by the Lender and agreed with the Borrower.

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Assignable Charter" means any Charter in respect of the Ship which exceeds 36 Months in duration (excluding any extension options), which is entered into on bona fide arm's length terms at the time at which the Ship is fixed and under terms and conditions in line with market levels and practice .

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Availability Period" means the period from and including the date of this Agreement to and including 31 December 2025, or such later date as may be agreed in writing by the Lender and the Borrower.

"Bail-In Action" means the exercise of any applicable Write-down and Conversion Powers.

"Bail-In Legislation" means, to the extent applicable:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)

in relation to any state other than such an EEA Member Country and the United Kingdom, any applicable analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

"Balloon Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Break Costs"means the amount (if any) by which:

(a)

the interest which the Lender should have received for the period from the date of receipt of all or any part of the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds

(b)

the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Athens and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York and, in relation to the fixing of an interest rate, a day which is a US Government Securities Business Day.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

3

"Carbon Intensity and Climate Alignment Certificate" means a certificate from a Recognised Organisation relating to the Ship and a calendar year setting out:

(a)

the average efficiency ratio of the Ship for all voyages performed by it over that calendar year using ship fuel oil consumption data required to be collected and reported in accordance with Regulation 27 of Annex VI in respect of that calendar year; and

(b)	the climate alignment of the Ship for such calendar year.

"Cash Deposit" has the meaning given to it in Clause 8.2 (Margin reduction).

"Charter" means any charter relating to the Ship, or other contract for its employment, whether or not already in existence, including (without limitation) any Assignable Charter.

"Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

"Charterer" means any reputable charterer, which shall enter into an Assignable Charter as charterer.

"Charterparty Assignment" means the assignment creating Security over the rights of the Borrower under any Assignable Charter and any Charter Guarantee relative thereto in the agreed form.

"CME Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

"Code" means the US Internal Revenue Code of 1986.

"Commitment" means the amount specified in Clause 2 (The Facility) and Clause 5.3 (Currency and amount), to the extent not cancelled or reduced under this Agreement.

"Compliance Certificate" means a certificate in the form set out in Schedule 4 (Form of Compliance Certificate) or in any other form agreed between the Guarantor and the Lender.

"Confidential Information" means all information relating to any Obligor, any Approved Manager, the Group, the Finance Documents or the Facility of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Facility from any Obligor, any Approved Manager, any member of the Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(a)	information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 41 (Confidential Information); or

(ii)	is identified in writing at the time of delivery as non-confidential by any Obligor, any Approved Manager, any member of the Group or any of its advisers; or

(iii)

is known by the Lender before the date the information is disclosed to it by any Obligor, any Approved Manager, any member of the Group or any of its advisers or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with any Obligor, any Approved Manager or the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

4

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Lender.

"Deed of Covenant" means the deed of covenant collateral to the Mortgage and creating Security over the Ship, in agreed form.

"Default" means an Event of Default or a Potential Event of Default.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Lender.

"Delivery Date" means the date on which the Ship is to be physically delivered by the Seller to the Borrower, as this will be evidenced by a protocol of delivery and acceptance to be made between the Seller and the Borrower.

"Disruption Event" means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Obligor; or

(b)

the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Obligor preventing that, or any other, Party or, if applicable, any Obligor:

(i)	from performing its payment obligations under the Finance Documents to which it is a party; or

(ii)	from communicating with other Parties or, if applicable, any Obligor in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Obligor whose operations are disrupted.

"Document of Compliance" has the meaning given to it in the ISM Code.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

"Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Lender and which arise out of or in connection with or relate to the use or operation of the Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Lender, pooled or shared with any other person:

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

5

(iii)	compensation payable to the Borrower or the Lender in the event of requisition of the Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to the Borrower in relation to general average contribution; and

(b)

if and whenever the Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Law.

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)

any release, emission, spill or discharge of Environmentally Sensitive Material whether within the Ship or from the Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship and/or any Obligor and/or any Approved Manager and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any Approved Manager and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

6

"Environmental Law" means any present or future law relating to vessel disposal, energy efficiency, carbon reduction, emissions, emissions trading, pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"EU Bail-In Legislation Schedule" means the document described as such and published by the LMA from time to time.

"EU Ship Recycling Regulation" means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC.

"Event of Default" means any event or circumstance specified as such in Clause 27 (Events of Default).

"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices through which the Lender will perform its obligations under this Agreement.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means whenever applicable:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

7

"Finance Document" means:

(a)	this Agreement;

(b)	the Utilisation Request;

(c)	any Security Document;

(d)	the Manager's Undertaking;

(e)	any Subordination Deed;

(f)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(g)	any other document designated as such by the Lender and the Borrower.

"Financial Indebtedness" means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"GAAP" means generally accepted accounting principles in the US.

"General Assignment" means the general assignment creating Security over:

(a)	the Earnings, the Insurances and any Requisition Compensation; and

(b)	any Charter and any Charter Guarantee,

in agreed form.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

8

"Group" means the Guarantor and its Subsidiaries from time to time (including always the Borrower) and "member of the Group" shall be construed accordingly.

"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.

"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).

"Initial Market Value" means the Market Value of the Ship determined in accordance with the valuation referred to in paragraph 6.7 of Part A of Schedule 2 (Conditions precedent).

"Insurances" means, in relation to the Ship:

(a)

all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, effected in relation to the Ship, the Earnings or otherwise in relation to the Ship whether before, on or after the date of this Agreement; and

(b)

all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Interest Payment Date" has the meaning given to it in paragraph (a) of Clause 8.3 (Payment of interest).

"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).

"Interpolated CME Term SOFR" means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as CME Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable CME Term SOFR (as of the Quotation Day) for the longest period (for which CME Term SOFR is available) which is less than the Interest Period of the Loan or that part of the Loan; or

(ii)

if no such CME Term SOFR is available for a period which is less than the Interest Period of the Loan or that part of the Loan, SOFR for the day which is two US Government Securities Business Days before the Quotation Day; and

(b)	the applicable CME Term SOFR (as of the Quotation Day) for the shortest period (for which CME Term SOFR is available) which exceeds the Interest Period of the Loan or that part of the Loan.

"Inventory of Hazardous Materials" means an inventory certificate or statement of compliance (as applicable) issued by the relevant classification society or shipyard authority which is supplemented by a list of any and all materials known to be potentially hazardous utilised in the construction of, or otherwise installed on, the Ship, pursuant to the requirements of the EU Ship Recycling Regulation.

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

9

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"Lender" means:

(a)	the Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become the Lender in accordance with Clause 28 (Changes to the Lender),

which in each case has not ceased to be a Party in accordance with this Agreement.

"LMA" means the Loan Market Association or any successor organisation.

"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a "part of the Loan" means any part of the Loan as the context may require.

"Major Casualty" means any casualty to the Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

"Management Agreement" means the agreement entered or to be entered into between the Borrower and the Approved Manager regarding the commercial and/or technical management of the Ship.

"Manager's Undertaking" means the letter of undertaking to be executed by each of the Approved Commercial Manager and the Approved Technical Manager subordinating the rights of that Approved Manager against the Ship and the Borrower to the rights of the Lender and including (inter alia) a first priority assignment of that Approved Manager's rights, title and interest in the Insurances of the Ship in agreed form.

"Margin" means:

(a)	subject to paragraph (b) below, 1.60 per cent. per annum; and

(b)

for the duration of any relevant Interest Period, zero point seventy per cent. (0.70%) per annum for any part of the Loan in respect of which an equivalent amount is deposited and pledged and has been placed in a time deposit for the whole of such Interest Period in the relevant Pledged Deposit Account in accordance with Clause 8.2 (Margin reduction).

"Market Value" means, in relation to the Ship or any other vessel, at any date, an amount determined by the Lender as being an amount equal to the market value of the Ship or vessel shown by a valuation prepared:

(i)	as at a date not more than 30 days previously;

(ii)	by an Approved Valuer appointed by the Borrower and reporting to the Lender;

(iii)	with or without physical inspection of the Ship or vessel (as the Lender may require); and

(iv)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

10

"Material Adverse Effect" means in the reasonable opinion of the Lender a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor; or

(b)	the ability of any Obligor to perform its obligations under any Finance Document to which it is a party and in accordance with its terms; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents.

"MOA" means the memorandum of agreement dated 3 November 2025, (originally) made between (i) the Borrower, as buyer and (ii) the Seller, as seller, as this may be amended and/or supplemented from time to time, for the purchase of the Ship by the Borrower on terms acceptable to the Lender.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Mortgage" means a first priority or, as the case may be, preferred ship mortgage on the Ship in agreed form.

"Nominated Family A" means the family disclosed in writing to the Lender prior to the date of this Agreement and "members of the Nominated Family A" shall be construed accordingly.

"Nominated Family B" means the family disclosed in writing to the Lender prior to the date of this Agreement and "members of the Nominated Family B" shall be construed accordingly

"Obligor" means the Borrower or the Guarantor.

"Operating Account" means:

(a)	an account in the name of the Borrower with the Account Bank designated "Avatar Marine Inc. - Operating Account";

(b)

any other account in the name of the Borrower with the Account Bank which may, with the prior written consent of the Lender, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

11

"Original Financial Statements" means:

(d)	in relation to the Borrower, the management prepared annual unaudited financial statements for its financial year ending 31 December 2025; and

(e)	in relation to the Guarantor, its annual consolidated audited financial statements for the financial year ended 31 December 2025.

"Original Jurisdiction" means, in relation to an Obligor or any Approved Manager, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Permitted Charter" means any Charter:

(a)	which is a time, voyage or consecutive voyage charter;

(b)	the duration of which does not exceed and is not capable of exceeding, excluding any optional extensions, 36 Months plus a redelivery allowance of not more than 30 days;

(c)	which is entered into on bona fide arm's length terms at the time at which the Ship is fixed and under terms and conditions in line with market levels and practice ; and

(d)	in relation to which not more than two Months' hire is payable in advance.

"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)

in relation to the Borrower, any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to the Subordination Deed or otherwise and which is, the subject of Subordinated Debt Security; and

(c)

in relation to the Guarantor, any Financial Indebtedness necessary for it to promote its business, including but not limited to, in relation to its Subsidiaries or the vessels directly or indirectly owned by it.

"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	liens for unpaid master's and crew's wages;

(c)	liens for salvage and collision;

(d)	liens for master's disbursements incurred in the ordinary course of trading; and

(e)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Ship:

(i)	not as a result of any default or omission by the Borrower; and

(ii)	subject, in the case of liens for repair or maintenance, to Clause 24.16 (Restrictions on chartering, appointment of managers etc.),

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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provided such liens do not secure amounts more than 45 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a Material Adverse Effect).

"Pledged Deposit Account" means:

(a)	an account in the name of the Borrower and/or the Guarantor with the Account Bank designated "[name of Borrower or Guarantor] – Pledged Deposit Account";

(b)

any other account in the name of the Borrower and/or the Guarantor with the Account Bank which may, with the prior written consent of the Lender, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"Potential Event of Default" means any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Prohibited Person" means any person who is the subject of Sanctions (whether designated by name or by reason of being included in a class of persons) to whom the applicable Sanctions apply in accordance with their terms.

"Purchase Price" means the total amount of US$31,833,500 (United States Dollars Thirty-One Million Eight Hundred Thirty Three Thousand Five Hundred), payable by the Borrower under clause 1 of the MOA, for the acquisition of the Ship.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined two US Government Securities Business Days before the first day of that period unless market practice differs in the relevant loan market in which case the Quotation Day will be determined by the Lender in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Recognised Organisation" means a competent organisation (currently the American Bureau of Shipping) representing the Ship's flag state and, for the purposes of Clause 24.1 (Fuel Oil and Consumption Data), duly authorised to determine whether the Borrower has complied with regulation 27 of Annex VI.

"Reference Rate" means, in relation to the Loan or any part of the Loan:

(a)	the applicable CME Term SOFR as of the Quotation Day and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of CME Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

13

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Jurisdiction" means, in relation to an Obligor and any Approved Manager:

(a)	its Original Jurisdiction;

(b)

any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created by the Finance Documents to which it is a party is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it in accordance with their respective terms.

"Relevant Market" means the market for overnight cash borrowing collateralised by US Government Securities.

"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Repeating Representation" means each of the representations set out in Clause 18 (Representations) except Clause 18.10 (Insolvency), Clause 18.11 (No filing or stamp taxes) and Clause 18.12 (Deduction of Tax) and any representation of any Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition" means:

(a)

any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of the Ship (including any hijacking or theft) by any person whatsoever.

"Requisition Compensation" includes all compensation or other moneys payable to the Borrower by reason of any Requisition or any arrest or detention of the Ship by any government or official authority or by any person or persons claiming to be or to represent a government or official authority in the exercise or purported exercise of any lien or claim.

"Resolution Authority" means any competent body which has authority to exercise any Write-down and Conversion Powers.

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Safety Management System" has the meaning given to it in the ISM Code.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

14

"Sanctioned Country" means a country or territory that is subject to comprehensive country-wide or territory-wide Sanctions (currently including, without limitation, as regards United States Sanctions, Crimea, Donetsk oblast, Luhansk oblast, Zaporizjzja oblast, Kherson oblast as at the date of this Agreement, Cuba, Iran, North Korea and  Venezouela).

"Sanctioned Ship" means a ship which is the subject of Sanctions.

"Sanctions" means any sanctions (including US "secondary sanctions"), embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America; or

(b)

otherwise imposed by any law or regulation binding on an Obligor or an Approved Manager or to which an Obligor or Approved Manager is subject (which shall include without limitation, any extra territorial sanctions imposed by law or regulation of the United States of America).

"Sanctions Advisory" means the Sanctions Advisory for the Maritime Industry, Energy and Metals Sectors, and Related Communities issued May 14, 2020 by the US Department of the Treasury, Department of State and Coast Guard, as may be amended or supplemented, and any similar future advisory.

"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor and/or the Approved Manager to the Lender under or in connection with each Finance Document to which each is a party and in accordance with their terms.

"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"Security Assets" means all of the assets of the Obligors and/or the Approved Manager (but only with respect to the assignment of the relevant Insurances) which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Security Cover Ratio" means the ratio of the Market Value of the Ship plus any cash held in the Pledged Deposit Account plus the net realisable value of any additional Security previously provided under Clause 25 (Security Cover) to the Loan.

"Security Document" means:

(a)	the Mortgage;

(b)	the Deed of Covenant;

(c)	the General Assignment;

(d)	any Account Security;

(e)	any Charterparty Assignment;

(f)	any Subordinated Debt Security; or

(g)	any other document designated as such by the Lender and the Borrower.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

15

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Lender is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Lender and all proceeds of that Transaction Security;

(b)

all obligations expressed to be undertaken by an Obligor and/or an Approved Manager in accordance with the Finance Documents to which each is a party and in accordance with their respective terms to pay amounts in relation to the Secured Liabilities to the Lender and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor and/or an Approved Manager in accordance with the Finance Documents to which each is a party and in accordance with their respective terms in favour of the Lender; and

(c)	the Lender's interest in any turnover trust created under the Finance Documents.

"Selection Notice" means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

"Seller" means Halland Marine S.A. of Calle Aquilino de la Guardia, Street No. 8, Panama, Republic of Panama.

"Ship" means the motor tanker of approximately 49,997 metric tons deadweight built in 2015 at Ulsan, South Korea, with IMO no 9722613, registered in the name of the Borrower under the Approved Flag with the name "HELLAS AVATAR", and everything now or in the future belonging to her on board and ashore.

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

"Specified Time" means a day or time determined in accordance with Schedule 5 (Timetables).

"Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

"Subordinated Creditor" means:

(a)

entities or persons affiliated to the Borrower, including (without limitation) any members of the Group and any direct or indirect legal or beneficial owners or persons in control of any member of the Group; or

(b)	in the event that any part of the Purchase Price is funded by means of lending from any person or entity acceptable to the Lender, such person or entity providing such funding; or

(c)	any other Obligor not already referred to under paragraph (a) above; or

(d)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

"Subordinated Debt Security" means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Lender in an agreed form.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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"Subordinated Finance Document" means:

(a)	a Subordinated Loan Agreement; and

(b)	any other document relating to or evidencing Subordinated Liabilities.

"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by the Borrower to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

"Subordinated Loan Agreement" means any loan agreement made or to be made between (i) the Borrower and (ii) a Subordinated Creditor.

"Subordination Deed" means a subordination deed entered into or to be entered into by each Subordinated Creditor and the Lender in relation to intra-group loans or other loans to be made to the Borrower, in the event that such loans exist or are to be provided to the Borrower following permission by the Lender and, for the purposes of this definition, "intra-group loans" shall be debt incurred from a Subordinated Creditor, in agreed form.

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).

"Technical Management Agreement" means the agreement entered into between the Borrower and the Approved Technical Manager regarding the technical management of the Ship .

"Termination Date" means the date falling on the sixth anniversary of the Utilisation Date.

"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).

"Total Loss" means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship; or

(b)	any Requisition of the Ship unless the Ship is returned to the full control of the Borrower within 60 days of such Requisition.

"Total Loss Date" means, in relation to the Total Loss of the Ship:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earlier of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship's insurers in which the insurers agree to treat the Ship as a total loss;

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

17

(c)	in the case of a Requisition, the date on which that Requisition occurs; and

(d)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Lender that the event constituting the total loss occurred.

"Transaction Document" means:

(a)	a Finance Document;

(b)	any Management Agreement;

(c)	any Charter;

(d)	any related Charter Guarantee;

(e)	a Subordinated Finance Document;

(f)	the MOA; or

(g)	any other document designated as such by the Lender and the Borrower.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

"UK Bail-In Legislation" means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"UK Establishment" means a UK establishment as defined in the Overseas Regulations.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents to which it is a party in accordance with their terms.

"US" means the United States of America.

"US Government Securities Business Day" means any day other than:

(a)	a Saturday or a Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"US Tax Obligor" means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"Utilisation" means the utilisation of the Facility.

"Utilisation Date" means the date on which the Loan is to be made.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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"Utilisation Request" means a notice substantially in the form set out in Part A (Utilisation Request) of Schedule 3 (Requests).

"VAT" means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

"Write-down and Conversion Powers" means:

(a)

in relation to any applicable Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)

in relation to any UK Bail-In Legislation (to the extent applicable), any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the "Account Bank", the "Lender", the "Borrower", any "Party", any "Obligor" or any other person shall be construed so as to include its successors in title and permitted assigns;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

19

(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)

the Lender's "cost of funds" in relation to the funding of the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which the Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan;

(v)	"document" includes a deed and also a letter, fax, email or telex;

(vi)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vii)

a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, replaced, novated, supplemented, extended or restated;

(viii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)

"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(x)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(xi)

a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xii)

a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiii)	a provision of law is a reference to that provision as amended or re-enacted from time to time;

(xiv)	a time of day is a reference to Athens time;

(xv)

any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xvi)	words denoting the singular number shall include the plural and vice versa;

(xvii)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used; and

(xviii)

a reference to the "Ship", its name, its flag and, if applicable, its port of registry shall include any replacement name, flag and, if applicable, replacement port of registry, in each case, as may be approved in writing from time to time by the Lender (which approval cannot be unreasonably withheld or delayed).

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

20

(b)

The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)

An Event of Default or a Potential Event of Default is "continuing" if it has not been remedied or waived Provided that, if a Security has been realised, an Event of Default will be "continuing" only if it has not been waived.

1.3	Construction of insurance terms

In this Agreement:

"approved" means, for the purposes of Clause 22 (Insurance Undertakings), approved in writing by the Lender;

"excess risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

"obligatory insurances" means all insurances effected, or which the Borrower is obliged to effect, under Clause 22 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document;

"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations,, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and

"war risks" includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provisions.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Lender); or

(b)	in any other form agreed in writing between the Borrower and the Lender.

1.5	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)

Any Affiliate or Receiver or Delegate or any other person described in paragraph (f) of Clause 14.2 (Other indemnities) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SECTION 2

 THE FACILITY

2	THE FACILITY

Subject to the terms of this Agreement, the Lender makes available to the Borrower a dollar term loan facility in a single advance in an amount not exceeding the lesser of (i) $20,000,000, (ii) 65 per cent. of the Purchase Price of the Ship and (iii) 65 per cent. of the Initial Market Value of the Ship.

3	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility only for the purpose of financing part of the acquisition cost of the Ship.

3.2	Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrower may not deliver the Utilisation Request unless the Lender has received all of the documents and other evidence listed in Part A (Conditions precedent to Utilisation Request) of Schedule 2 (Conditions Precedent) in agreed form.

4.2	Further conditions precedent

The Lender will only be obliged to comply with Clause 5.4 (Loan) if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date and before the Loan is made available:

(i)	no Default has occurred and is continuing or would result from the proposed Loan;

(ii)	the Repeating Representations to be made by each Obligor (as the case may be) are true;

(iii)	the Ship has neither been sold to any party other than the Borrower nor has become a Total Loss;

(iv)	no event or series of events has occurred which is likely to have a Material Adverse Effect;

(v)	no event described in paragraph (b) of Clause 7.2 (Change of control) has occurred;

(vi)	no event has occurred which would give rise to the provisions of Clause 10.3 (Cost of funds); and

(b)

the Lender has received on or before the Utilisation Date, or is satisfied it will receive when the Loan is made available, all of the documents and other evidence listed in Part B (Conditions precedent to Utilisation) of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lender.

4.3	Notification of satisfaction of conditions precedent

The Lender shall notify the Borrower promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

4.4	Waiver of conditions precedent

If the Lender, at its discretion, permits the Loan to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrower shall ensure that that condition is satisfied within ten (10) Business Days after the Utilisation Date or such later date as the Lender may agree in writing with the Borrower.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SECTION 3

UTILISATION

5	UTILISATION

5.1	Delivery of the Utilisation Request

The Borrower may make one Utilisation only under the Facility by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of the Utilisation Request

(a)	The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Loan comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Utilisation may be requested in the Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in the Utilisation Request must be dollars.

(b)

The amount of the proposed Loan must be an amount which is the lower of (i) $20,000,000, (ii) 65 per cent. of the Purchase Price of the Ship and (iii) 65 per cent. of the Initial Market Value of the Ship.

5.4	Loan

If the conditions set out in this Agreement have been met, the Lender shall make the Loan available by the Utilisation Date through its Facility Office.

5.5	Cancellation of Commitment

On the earlier of the date on which the Loan has been made and the end of the Availability Period any Commitment which is then unutilised shall be cancelled.

5.6	Retentions and payment to Seller

The Borrower irrevocably authorises the Lender, on the Utilisation Date, to pay the balance of the Loan for the account of the Borrower to the account of the Seller which the Borrower specifies in the Utilisation Request.

5.7	Disbursement of Loan to third party

Payment by the Lender under Clause 5.6 (Retentions and payment to Seller) to a person other than the Borrower shall constitute the making of the Loan, the date of that payment shall constitute the Utilisation Date and the Borrower shall at that time become indebted, as principal and direct obligor, to the Lender in an amount equal to the Loan.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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5.8	Prepositioning of funds

If, in respect of the Loan, the Lender, at the request of the Borrower and on terms acceptable to the Lender and in its absolute discretion, prepositions funds with the Seller's or any other bank, the Borrower and the Guarantor:

(a)

agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) and so that interest shall be paid together with the first payment of interest on the Loan after its Utilisation Date; and

(b)	shall, without duplication, indemnify the Lender against any costs, loss or liability it may incur in connection with such arrangement.

5.9	Mandatory prepayment on failure to acquire a Ship

In the event of:

(a)

the Lender prepositioning the Loan or any part thereof with the Seller's bank or an escrow agent in advance of the delivery of the Ship to be financed to the Borrower under SWIFT MT199 release instructions or equivalent; and

(b)	the funds representing the Loan or any part thereof being returned to the Operating Account in accordance with the said SWIFT MT199 release instructions or equivalent,

the Borrower shall prepay the Loan or the part thereof so returned on the day such funds are received in the Operating Account and, in this regard, the Borrower hereby provides the Lender with unconditional and irrevocable authority to apply such funds (being the loan proceeds) against prepayment of the Loan or any part thereof and all other amounts which may be payable under this Agreement pursuant to this Clause 5.9 (Mandatory prepayment on failure to acquire a Ship) without further instructions to the Lender from the Borrower.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loan

The Borrower shall repay the Loan by 24 equal consecutive quarterly instalments, each in an amount of $385,000, the first of which shall be repaid on the date falling three Months after the Utilisation Date, each subsequent instalment at three Monthly intervals thereafter and the last, payable together with a balloon repayment in an amount of $10,760,000 (the "Balloon Instalment"), on the Termination Date, and each such instalment (including the Balloon Instalment) shall be a "Repayment Instalment".

6.2	Reduction of Repayment Instalments

If any part of the Facility is cancelled, the Repayment Instalments falling after that cancellation (including the Balloon Instalment) shall be reduced pro rata by the amount cancelled.

6.3	Termination Date

On the Termination Date, the Borrower shall additionally pay to the Lender all other sums then accrued and owing under the Finance Documents.

6.4	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality and Sanctions affecting the Lender

If in any applicable jurisdiction it becomes unlawful or contrary to Sanctions the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain all or any part of the Loan or if it becomes unlawful for the Lender to determine or charge interest rates based upon CME Term SOFR or it becomes unlawful for any Affiliate of the Lender for the Lender to do so:

(a)	the Lender shall promptly notify the Borrower upon becoming aware of that event and the Commitment will be immediately cancelled;

(b)

the Borrower shall prepay the Loan on the last day of the Interest Period for the Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law, not earlier than five (5) Business Days, always if allowed by law) and the Commitment shall be cancelled; and

(c)	accrued interest and all other amounts accrued for the Lender under the Finance Documents shall be immediately due and payable.

7.2	Change of control

If:

(a)	The Borrower is not or ceases to be a 100 per cent. directly owned Subsidiary of the Guarantor; and/or

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)	After the date of this Agreement, there is a Change of Control without the prior written consent of the Lender (such consent not to be unreasonably withheld):

(i)	the Guarantor shall promptly notify the Lender upon becoming aware of that event; and

(ii)

the Lender may, by not less than 5 days' notice to the Borrower, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and the Loan and all such outstanding interest and other amounts will become immediately due and payable.

For the purpose of paragraph (b) above "Change of Control" means:

(i)

If the Guarantor remains listed at NASDAQ Capital Market or any other NASDAQ Market Tier or any other internationally recognised stock exchange acceptable to the Lender, the members of the Nominated Family A cease to own directly or indirectly more than 25 per cent. of the common shares (and the voting rights attaching to those shares) in the Guarantor in the aggregate and cease to remain (directly or indirectly) the largest individual shareholders of the Guarantor in the aggregate; or

(ii)

If the shares (or any part thereof) of the Guarantor cease to be quoted on the NASDAQ Capital Market or any other NASDAQ Market Tier or any other internationally recognised stock exchange acceptable to the Lender, the members of the Nominated Family A own (directly or indirectly) less than 50 per cent plus one share (inclusive) of the shares (and the voting rights attaching to those shares) in the Guarantor in the aggregate, within a period not more than 6 Months following the delisting of the Guarantor; or

(iii)

The members of Nominated Family A or the members of Nominated Family A and the members of Nominated Family B jointly cease to have the power to give directions (whether by way of ownership of shares, proxy, contract, agency or otherwise) with respect to the investment, operating and financial policies of the Guarantor.

7.3	Voluntary and automatic cancellation

(a)

The Borrower may, if it gives the Lender not less than five (5) days' (or such shorter period as the Lender may agree) prior written notice, cancel the whole or any part (but, if in part, being a minimum amount of $100,000) of the Commitment.

(b)	The unutilised Commitment (if any) shall be automatically cancelled at close of business on the Utilisation Date.

7.4	Voluntary prepayment of Loan

(a)

The Borrower may, if it gives the Lender not less than five (5) days' (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $100,000 or a multiple of that amount).

(b)

Any partial prepayment under this Clause 7.4 (Voluntary prepayment of Loan) shall reduce the amount of each Repayment Instalment falling after that prepayment, pro rata or in direct order of maturity or in inverse order of maturity, at the Borrower's discretion.

7.5	Mandatory prepayment on sale or Total Loss

(a)

If the Ship is sold (without prejudice to paragraph 21.12(a) of Clause 21.12 (Disposals)) or becomes a Total Loss, the Borrower shall on the Relevant Date prepay the Loan together with accrued interest, and all other amounts accrued under the Finance Documents.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

27

(b)	In this Clause 7.5 (Mandatory prepayment on sale or Total Loss):

"Relevant Date" means:

(a)	in the case of a sale of the Ship, on or before the date on which the sale is completed by delivery of the Ship to the buyer; and

(b)	in the case of a Total Loss, on the earlier of:

(i)	the date falling 120 days after the relevant Total Loss Date; and

(ii)	the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss,

Provided that if no Event of Default has occurred and is continuing, any remaining proceeds after the sale or Total Loss of the Ship, following the prepayment referred to in paragraph (a) or, as the case may be, (b) above, together with accrued interest and all other amounts that are due and payable on any such prepayment pursuant to the Finance Documents, shall be repaid to the Borrower or, as it may direct, to the Guarantor.

7.6	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs (if payable on a date which is not an Interest Payment Date), without premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SECTION 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the applicable Margin; and

(b)	the Reference Rate.

8.2	Margin reduction

(a)

The Lender and the Borrower agree that, at any time during the Facility Period, the Borrower shall have the option to procure that the Borrower and/or the Guarantor at the beginning of an Interest Period deposits in the relevant Pledged Deposit Account sums in an amount equal to:

(i)	the Loan; or

(ii)	if less than the Loan, an amount not exceeding the Balloon Instalment,

which may be withdrawn at any relevant time pursuant to paragraph (c) below (any such sums deposited in the relevant Pledged Deposit Account at any relevant time, the "Cash Deposit"), for the purpose of reducing the Margin to 0.70 per cent. per annum, subject to (b) below, for the whole of such Interest Period and such reduced Margin shall apply to an amount of the Loan equal to the amount of the relevant Cash Deposit for the duration of such Interest Period.

(b)

The Cash Deposit shall be placed in a time deposit with the Lender, the tenor of which shall be equal to the relevant Interest Period and shall bear interest at a rate equal to the applicable Reference Rate.

(c)	The Cash Deposit (or any part thereof) may not be withdrawn from the relevant Pledged Deposit Account other than at the Borrower's request on the last day of an Interest Period provided always that:

(i)	no Event of Default has occurred which is continuing or would occur as a result of any such withdrawal;

(ii)

the Borrower shall have given the Lender notice not later than 10.00 a.m. (Athens time) on the second Business Day before the beginning of the following Interest Period, of its intention to withdraw in whole or in part of the Cash Deposit; and

(iii)	before and after such withdrawal or transfer the minimum Security Cover Ratio required pursuant to Clause 25 (Security Cover) is maintained.

8.3	Payment of interest

(a)	The Borrower shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an "Interest Payment Date").

(b)

If an Interest Period is longer than three Months, the Borrower shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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8.4	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document to which it is a party in accordance with its term on its due date (after taking into account any grace periods if applicable), interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2.00 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan, in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Lender. Any interest accruing under this Clause 8.4 (Default interest) shall be immediately payable by the Obligor on demand by the Lender.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and

(ii)

the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2.00 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)

Default interest (if unpaid) arising on an Unpaid Sum may be compounded with the Unpaid Sum on a six (6) Monthly basis commencing from the date on which such Unpaid Sum was payable but such default interest will remain immediately due and payable.

8.5	Notifications

The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

9	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)

The Borrower may select the first Interest Period for the Loan in the Utilisation Request. Subject to paragraph (f) below and Clause 9.2 (Changes to Interest Periods), the Borrower may select each subsequent Interest Period in respect of the Loan in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be delivered to the Lender by the Borrower not later than the Specified Time.

(c)

If the Borrower fails to select an Interest Period in the Utilisation Request or fails to deliver a Selection Notice to the Lender in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to paragraph (e) below and Clause 9.2 (Changes to Interest Periods), be three Months.

(d)	Subject to this Clause 9 (Interest Periods), the Borrower may select an Interest Period of one (1), three (3) or six (6) Months or any other period agreed between the Borrower and the Lender.

(e)	An Interest Period in respect of the Loan shall not extend beyond the Termination Date.

(f)

In respect of a Repayment Instalment, the Borrower may request in the relevant Selection Notice that an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (d) above, select a longer Interest Period for the remaining part of the Loan.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(g)

The first Interest Period for the Loan shall start on the Utilisation Date and, subject to paragraph (h) below, each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(h)	Except for the purposes of paragraph (f) above and Clause 9.2 (Changes to Interest Periods), the Loan shall have one Interest Period only at any time.

9.2	Changes to Interest Periods

(a)

In respect of a Repayment Instalment, before the commencement of an Interest Period, the Lender may establish an Interest Period for a part of the Loan equal to such Repayment Instalment to end on the Repayment Date relating to it and the remaining part of the Loan shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (d) of Clause 9.1 (Selection of Interest Periods).

(b)	If the Lender makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrower.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of CME Term SOFR

(a)

Interpolated CME Term SOFR: If no CME Term SOFR is available for the Interest Period of the Loan or any part of the Loan, the applicable Reference Rate shall be the Interpolated CME Term SOFR for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)

Cost of funds: If paragraph (a) above applies but it is not possible to calculate the Interpolated CME Term SOFR, there shall be no Reference Rate for the Loan or that part of the Loan (as applicable) and Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

10.2	Market disruption

If before close of business in Athens on the Quotation Day for the relevant Interest Period, the Lender notifies the Borrower that the cost to it of funding the Loan would be in excess of the Reference Rate then Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

10.3	Cost of funds

(a)

If this Clause 10.3 (Cost of funds) applies, the rate of interest on the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)

the rate notified by the Lender to the Borrower as soon as practicable and in any event before the date on which interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in the Loan or that part of the Loan.

(b)

If this Clause 10.3 (Cost of funds) applies and the Lender or the Borrower so require, the Lender and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

31

(c)	Any substitute or alternative basis agreed pursuant to paragraph (b) above shall be binding on all Parties.

(d)

If no substitute or alternative basis is agreed between the Lender and the Borrower at the end of the negotiation period pursuant to paragraph (b) above, the Borrower shall prepay the Loan at the end of the current Interest Period.

(e)	If paragraph (f) below does not apply and any rate notified by the Lender pursuant to paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

(f)

If this Clause 10.3 (Cost of funds) applies pursuant to Clause 10.2 (Market disruption) and the Lender's funding rate is less than the Reference Rate, the Lender's cost of funds in relation to the Loan or any part of the Loan for that Interest Period shall be deemed to be the Reference Rate.

10.4	Break Costs

The Borrower shall, on demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

11	FEES

11.1	Arrangement fee

The Borrower shall pay to the Lender on the Utilisation Date a non-refundable arrangement fee in an amount equal to 0.70 per cent. of the amount of the Facility actually drawn.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

32

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to the Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)

Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)

Each Obligor shall make all payments to be made by it, under the Finance Documents to which it is a party in accordance with their terms, it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify an Obligor on becoming so aware in respect of a payment payable to the Lender.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)

The Obligors shall (within five (5) Business Days of written demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of a Finance Document to which they are a party.

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(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on the Lender:

(A)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which the Lender's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	The Lender shall, if making, or intending to make, a claim under paragraph (a) above promptly notify the Borrower of the event which will give, or has given, rise to the claim.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the Lender determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	the Lender has obtained and utilised that Tax Credit,

the Lender shall pay an amount to the Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes

The Obligors shall pay and, within five (5) Business Days of written demand, indemnify the Lender against any cost, loss or liability which the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document to which they are a party.

12.6	VAT

(a)

If applicable, all amounts expressed to be payable under a Finance Document by any Party to the Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by the Lender to any Party under a Finance Document and the Lender is required to account to the relevant tax authority for the VAT, that Party must pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Lender must promptly provide an appropriate VAT invoice to that Party).

(b)

Where a Finance Document requires any Party to reimburse or indemnify the Lender for any cost or expense, that Party shall reimburse or indemnify (as the case may be) the Lender for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that the Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(c)

Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or equivalent provisions imposed elsewhere) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(d)

In relation to any supply made by the Lender to any Party under a Finance Document, if reasonably requested by the Lender, that Party must promptly provide the Lender with details of that Party's VAT registration and such other information as is reasonably requested in connection with the Lender's VAT reporting requirements in relation to such supply.

(e)

For the avoidance of doubt as at the date of this Agreement, no VAT is chargeable by the Lender in connection with any Repayment Instalment (including the Balloon Instalment), any payment of interest or any of the fees set out under Clause 11 (Fees).

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA, including but not limited to a withholding certificate on IRS Form W-8, IRS Form W-9 or any other relevant form (including, for the avoidance of doubt, forms required in connection with tax laws other than in the US) or any withholding statement or other document, authorisation or waiver as each Party may require to certify or establish the status of the other Party under FATCA or that other law or regulation; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige the Lender to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment.

13	INCREASED COSTS

13.1	Increased costs

(a)

Subject to Clause 13.3 (Exceptions), the Borrower shall, within five (5) Business Days of a written demand by the Lender, pay for the account of the Lender the amount of any Increased Costs (to the extent applicable) incurred by the Lender or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	"Basel III" means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(ii)	"CRD IV" means:

(A)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by, amongst others, Regulation (EU) 2019/876;

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by, amongst others, Directive (EU) 2019/878; and

(C)	any other law or regulation which implements Basel III.

(iii)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Facility or on the Lender's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into the Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

If the Lender intends to make a claim pursuant to Clause 13.1 (Increased costs) it shall notify the Borrower of the event giving rise to the claim.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); or

(e)	attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents to which it is a party in accordance with their terms (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)

Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents to which it is a party in accordance with their terms in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)	Each Obligor shall, on written demand, indemnify the Lender and any Receiver and Delegate against:

(i)	any cost, loss or liability incurred by it as a result of:

(A)	the occurrence of any Event of Default;

(B)	a failure by an Obligor to pay any amount due under a Finance Document to which it is a party in accordance with their terms on its due date;

(C)

funding, or making arrangements to fund, the Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender); and

(D)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)

Each Obligor shall, on written demand, indemnify the Lender, each Affiliate of the Lender and any Receiver and Delegate and each officer or employee of the Lender or its Affiliate or any Receiver or Delegate (as applicable) (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents in accordance with their terms or which relates to the condition or operation of, or any incident occurring in relation to, the Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)

Absent wilful misconduct, no Party other than the Lender or the Receiver or Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Lender or the Receiver or Delegate (as applicable) in respect of any claim it might have against the Lender or the Receiver or Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(d)

Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim in connection with the Ship.

(e)

Each Obligor shall, on demand, indemnify the Lender and every Receiver and Delegate against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security in accordance with their terms;

(D)

the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Lender and each Receiver and Delegate by the Finance Documents to which it is a party in accordance with their terms or by law;

(E)

any default by any Obligor or an Approved Manager in the performance of any of the obligations expressed to be assumed by it in the Finance Documents to which it is a party in accordance with their terms;

(F)	any action by any Obligor or an Approved Manager which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents;

(ii)

which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents in accordance with their terms (otherwise, in each case, than by reason of the Lender's or Receiver's or Delegate's gross negligence or wilful misconduct).

(f)

Any Affiliate or Receiver or Delegate or any officer or employee of the Lender or of any of its Affiliates or any Receiver or Delegate (as applicable) may rely on this Clause 14.2 (Other indemnities) and the provisions of the Third Parties Act, subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Mandatory Cost

The Borrower shall, on demand by the Lender, pay to the Lender, such amount which the Lender certifies in a notice to the Borrower to be its good faith determination of the amount necessary to compensate it for complying with:

(a)

if the Lender is lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions in respect of loans made from that Facility Office; and

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(b)

if the Lender is lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to the Loan.

15	MITIGATION BY THE LENDER

15.1	Mitigation

(a)

The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) assigning its rights under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents to which it is a party and in accordance with their terms.

15.2	Limitation of liability

(a)	Each Obligor shall, on demand, indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	The Lender is not obliged to take any steps under Clause 15.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or

(ii)	in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

16	COSTS AND EXPENSES

16.1	Transaction expenses

The Obligors shall, within thirty (30) days of written demand, pay the Lender the amount of all documented costs and expenses (including legal fees, disbursements and any applicable VAT and/or other taxes) reasonably incurred by the Lender in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

Subject to Clause 16.4 (Reference rate transition costs), if:

(a)	an Obligor or an Approved Manager requests an amendment, waiver or consent under or in connection with this Agreement or any Finance Document to which it is a party; or

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(b)	an amendment is required pursuant to Clause 30.6 (Change of currency); or

(c)	an Obligor or an Approved Manager requests, and the Lender agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Obligors shall, within thirty (30) days of demand, reimburse the Lender for the amount of all documented costs and expenses (including legal fees, disbursements and any applicable VAT and/or other taxes) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Obligors shall, on demand, pay to the Lender the amount of all costs and expenses (including legal fees, disbursements and any applicable VAT and/or other taxes) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security in accordance with their terms and with any proceedings instituted by or against the Lender as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights, always in accordance with their terms.

16.4	Reference rate transition costs

The Borrower shall on demand reimburse the Lender for the amount of all documented costs and expenses (including agreed legal fees) reasonably incurred by the Lender in connection with any change required to address the fact that CME Term SOFR is not or is likely not to be available.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SECTION 7

GUARANTEE

17	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to the Lender punctual performance by the Borrower of all such other Borrower's obligations under the Finance Documents;

(b)

undertakes with the Lender that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document to which it is a party in accordance with its terms, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)

agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document to which it is a party in accordance with its terms on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents to which it is a party in accordance with their terms, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of the Borrower or any Approved Manager or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of the Guarantor under this Clause 17 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or the Lender) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;

(b)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

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(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings;

(h)	the Lender entering into any rescheduling, refinancing or other arrangement of any kind with the Borrower; or

(i)	the Lender releasing the Borrower or an Approved Manager or any Security created by a Finance Document.

17.5	Immediate recourse

The Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security in accordance with their terms) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Following the occurrence of an Event of Default which is continuing, the Lender (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 17 (Guarantee and Indemnity).

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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17.7	Deferral of Guarantor's rights

All rights which the Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, or its assets shall be fully subordinated to the rights of the Lender under the Finance Documents and until the end of the Security Period and unless the Lender otherwise directs, the Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity):

(a)	to be indemnified by the Borrower;

(b)

to claim any contribution from any third party providing security for, or any other guarantor of, the Borrower's obligations under the Finance Documents to which it is a party in accordance with their terms;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)

to bring legal or other proceedings for an order requiring the Borrower to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against the Borrower; and/or

(f)	to claim or prove as a creditor of the Borrower in competition with the Lender.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Borrower under or in connection with the Finance Documents to which it is a party in accordance with their terms to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender or as the Lender may direct for application in accordance with Clause 30 (Payment Mechanics).

17.8	Additional security

This guarantee and any other Security given by the Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by the Lender or any right of set-off or netting or right to combine accounts in connection with the Finance Documents in accordance with their terms.

17.9	Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Guarantor's rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any additional Security which the Guarantor agrees to provide (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

17.10	Release

At the end of the Security Period, the Lender shall release the Guarantor from this guarantee and indemnity and any of the Guarantor's obligations arising hereunder, with the exception of any indemnities contained in this Agreement or any of the other Finance Documents to which it is a party which are intended to survive Provided that such surviving indemnities shall survive only for a period of 12 months from the date of the relevant deed of release documenting the release of the Guarantor.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	REPRESENTATIONS

18.1	General

Each Obligor makes and procures that Approved Manager (where appropriate) makes the representations and warranties set out in this Clause 18 (Representations) to the Lender on the date of this Agreement.

18.2	Status

(a)	Each Obligor is a corporation, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.

(b)	Each Obligor has the power to own its assets and carry on its business as it is being conducted.

18.3	Share capital and ownership

(a)	The Borrower is authorised to issue 500 registered shares of par value of $0.01 per share, all of which shares have been issued in registered form and are fully paid and non-assessable.

(b)

The legal title to and beneficial interest in the shares in the Borrower is held by the Guarantor free of any Security (other than Permitted Security) or any other claim, it being acknowledged however that the Guarantor is a NASDAQ-listed company.

(c)	None of the shares in the Borrower is subject to any option to purchase, pre-emption rights or similar rights.

(d)

The Guarantor is a public corporation listed on the Capital Market. The members of Nominated Family A own, directly or indirectly, at least 25 per cent. of the common stock of the Guarantor in the aggregate.

(e)

The members of Nominated Family A or the members of Nominated Family A and the members of Nominated Family B jointly have the power to give directions (whether by way of ownership of shares, proxy, contract, agency or otherwise) with respect to the investment, operating and financial policies of the Guarantor.

18.4	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

18.5	Validity, effectiveness and ranking of Security

(a)

Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery and, where applicable, registration as provided for in that Finance Document create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)

No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by any Obligor under the Finance Documents to which it is a party in accordance with its terms.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(c)

The Transaction Security granted by it to the Lender has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking Security.

(d)	No concurrence, consent or authorisation of any third party is required for the creation of or otherwise in connection with any Transaction Security.

18.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any Obligor or Approved Manager; or

(c)

any agreement or instrument binding upon it or any such Obligor or Approved Manager or any such Obligor's or Approved Manager's assets (such assets of the Approved Manager being limited, for the purposes of this paragraph, to the Insurances assigned under the relevant Manager's Undertaking) or constitute a default or termination event (however described) under any such agreement or instrument.

18.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of the Borrower, the registration of the Ship under the Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

18.8	Validity and admissibility in evidence

To the best of its knowledge and belief after having made due enquiries, all Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

18.9	Governing law and enforcement

(a)	To the best of its knowledge and belief, the choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)

To the best of its knowledge and belief, any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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18.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 27.8 (Insolvency proceedings); or

(b)	creditors' process described in Clause 27.9 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to an Obligor or an Approved Manager; and none of the circumstances described in Clause 27.7 (Insolvency) applies to an Obligor, an Approved Manager or any member of the Group.

18.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except the registration of the Mortgage at the Ships Registry where title to the Ship is registered in the ownership of the Borrower and payment of associated fees or any filing, recording or enrolling or any tax or fee payable which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document.

18.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party in accordance with its terms.

18.13	No default

(a)

No Event of Default and no Default is continuing or might reasonably be expected to result from the making of the Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it which could have a Material Adverse Effect.

18.14	No misleading information

To the best of its knowledge and belief after having made due enquiries:

(a)

Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

18.15	Financial Statements

(a)	The Original Financial Statements will be prepared in accordance with GAAP consistently applied.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)

The Original Financial Statements will give a true and fair view of the Borrower's and the Guarantor's financial condition as at the end of the relevant financial year and the Borrower's and the Guarantor's results of operations during the relevant financial year (consolidated in the case of the Guarantor).

(c)	The Borrower's and the Guarantor's most recent financial statements delivered pursuant to Clause 19.2 (Financial statements):

(i)	have been prepared in accordance with Clause 19.3 (Requirements as to financial statements); and

(ii)

give a true and fair view of (if audited) or fairly represent (if unaudited) the Borrower's and the Guarantor's financial condition (as the case may be) as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Guarantor).

(d)	Since the date of the most recent financial statements delivered pursuant to Clause 19.2 (Financial statements) there has been no Material Adverse Effect.

18.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party in accordance with their terms rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.17	No proceedings pending or threatened

(a)

No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any other Obligor or Approved Manager.

(b)

No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any other Obligor or Approved Manager.

18.18	Validity and completeness of the Transaction Documents

(a)	Each of the Transaction Documents to which each Obligor is a party constitutes legal, valid, binding and enforceable obligations of each Obligor.

(b)	The copies of the Transaction Documents delivered to the Lender before the date of this Agreement are true and complete copies.

(c)	No amendments or additions to the Transaction Documents have been agreed nor has any Obligor waived any of its respective rights under a Transaction Document.

18.19	No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to the Borrower or any other member of the Group, the Seller or a third party in connection with the purchase by the Borrower of the Ship, other than as disclosed to the Lender in writing on or before the date of this Agreement.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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18.20	Valuations

(a)

All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Lender in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)

There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

18.21	No breach of laws

It has not (and no other Obligor nor an Approved Manager nor a member of the Group has) breached any applicable law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.22	No Charter

The Ship is not subject to any Charter other than a Permitted Charter.

18.23	Compliance with Environmental Laws

All applicable Environmental Laws relating to the ownership, operation and management of the Ship and the business of each Obligor and each member of the Group and the terms of all applicable Environmental Approvals have been complied with.

18.24	No Environmental Claim

No Environmental Claim has been made or threatened against any Obligor or any Approved Manager for the Ship or against the Ship which might reasonably be expected to have a Material Adverse Effect.

18.25	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

18.26	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Approved Technical Manager and the Ship have been complied with.

18.27	Taxes paid

(a)

It is not and no other member of the Group is materially overdue in the filing of any applicable Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of applicable Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes.

18.28	Financial Indebtedness

No Obligor has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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18.29	Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Lender sufficient details to enable an accurate search against it to be undertaken by the Lender at the Companies Registry.

18.30	Good title to assets

Each Obligor and the Approved Manager has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.31	Ownership

(a)

On the Delivery Date, the Borrower will be the sole legal and beneficial owner of the Ship, its Earnings and its Insurances and of all rights and interests under any Charter, it being acknowledged however that the Guarantor in its capacity as shareholder of the Borrower is a NASDAQ listed company.

(b)

With effect on and from the date of its creation or intended creation, each Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Obligor under the Finance Documents to which it is a party in accordance with their terms.

(c)

The constitutional documents of each Obligor do not and could not restrict or inhibit any transfer of the shares of the Borrower on creation or on enforcement of the security conferred by the Security Documents in accordance with their terms.

18.32	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (recast) (the "Regulation"), each Obligor's centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated at the address for communication stated in Part A of Schedule 1 (The Obligors) and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

18.33	Place of business

No Obligor has a place of business in any country other than the Hellenic Republic and its head office functions are carried out in each case at the address for communication stated in Part A of Schedule 1 (The Obligors).

18.34	No employee or pension arrangements

No Obligor has any employees (other than the master and the crew members of the Ship) or any outstanding liabilities under any pension scheme.

18.35	Sanctions

(a)

No Obligor nor any member of the Group nor any Approved Manager, and none of their respective directors and officers or, to the best of the knowledge of each such Obligor, its employees or its agents (acting within the scope of their agency):

(i)	is a Prohibited Person or is otherwise owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(ii)	owns or controls or is an Affiliate of a Prohibited Person; or

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(iii)	has received notice of or is aware of any claim, action, suit, proceedings or investigation against it with respect to Sanctions; or

(iv)	has a Prohibited Person serving as a director, officer or, to the best of its knowledge, employee

(b)

Each Obligor, each member of the Group, each Approved Manager and their respective directors and officers, to the best of the knowledge of each such Obligor its employees or its agents (acting within the scope of their agency), are in compliance with Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in such Obligor or Approved Manager or member of the Group being designated as a Prohibited Person.

(c)	The Ship is not a Sanctioned Ship.

18.36	US Tax Obligor

No Obligor is a US Tax Obligor.

18.37	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the Utilisation Request and the first day of each Interest Period.

19	INFORMATION UNDERTAKINGS

19.1	General

The undertakings in this Clause 19 (Information Undertakings) remain in force throughout the Security Period unless the Lender otherwise permits.

19.2	Financial statements

The Borrower shall supply to the Lender:

(a)	as soon as they become available, but in any event within 180 days after the end of each of its financial years (commencing with the financial year ending on 31 December 2025):

(i)	its management prepared financial statements for that financial year; and

(ii)	the audited consolidated financial statements of the Guarantor and its Subsidiaries (including the Borrower) for that financial year.

19.3	Compliance Certificate

(a)

The Guarantor shall supply to the Lender, with each set of financial statements delivered pursuant to sub-paragraph (ii) of paragraph (a) of Clause 19.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by the chief financial officer or, in his or her absence, two directors of the Guarantor.

19.4	Requirements as to financial statements

(a)

The Borrower shall procure that each set of financial statements delivered by the Borrower and the Guarantor pursuant to Clause 19.2 (Financial statements) shall be certified by an officer of the relevant company or the chief financial officer of the Guarantor as giving a true and fair view (if audited) or fairly representing (if unaudited) the Borrower's and the Guarantor's financial condition (as the case may be) and operations as at the date as at which those financial statements were drawn up.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)

Each set of financial statements of the Borrower and the Guarantor delivered pursuant to Clause 19.2 (Financial statements) shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the relevant Original Financial Statements unless, in relation to any set of financial statements, the Borrower notifies the Lender that there has been a change in GAAP, the accounting practices or reference periods and the Guarantor's auditors deliver to the Lender:

(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Lender, to enable the Lender to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the relevant Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.5	Information: miscellaneous

Each Obligor shall and shall procure that each other Obligor any Approved Manager shall supply to the Lender:

(a)

all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched (this paragraph (a) being only be applicable to the Borrower);

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group and which might have a Material Adverse Effect;

(d)	promptly, its constitutional documents where these have been amended or varied;

(e)	promptly, such further information and/or documents regarding:

(i)	the Ship, its Earnings and its Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Obligors and any Approved Manager with the terms of the Finance Documents to which they are a party in accordance with their terms;

(iv)	the financial condition, business, commitments and operations of any Obligor and any member of the Group,

as the Lender may reasonably request; and

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(f)

promptly, such further information and/or documents as the Lender may reasonably request so as to enable the Lender to comply with any laws applicable to it or as may be required by any regulatory authority.

19.6	Notification of Default

(a)

Each Obligor shall, and shall procure that each Approved Manager shall (if applicable), notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by an officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7	"Know your customer" checks

If (considering that the Guarantor is listed on NASDAQ Capital Market):

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)

any change in the status of an Obligor or an Approved Manager or a Holding Company of that Obligor or Approved Manager (including, without limitation, a change of ownership of an Obligor or Approved Manager or a Holding Company of that Obligor or Approved Manager) after the date of this Agreement; or

(c)	a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement,

obliges the Lender (or, in the case of paragraph (c) above, any prospective assignee and/or transferee) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is requested by the Lender at its satisfaction (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective assignee and/or transferee) in order for the Lender or, in the case of the event described in paragraph (c) above, any prospective assignee and/or transferee to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20	FINANCIAL COVENANTS

20.1	Financial Covenants

The Guarantor shall, at all times, comply with the following financial covenants to be assessed on an annual basis (on 31 December of each calendar year) based on the financial statements received by the Lender in accordance with sub-paragraph 19.2(a)(ii) of paragraph 19.2(a) of Clause 19.2 (Financial statements):

(i)	the Leverage Ratio shall not exceed eighty per cent. (80%); and

(ii)

it shall maintain unencumbered Cash and Cash Equivalents in an amount of not less than $300,000 multiplied by the number of Fleet Vessels with Financial Indebtedness towards the Lender or any other bank or financial institution.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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20.2	Definitions

In this Clause 20 (Financial Covenants):

"Cash and Cash Equivalents" means, at any relevant time:

(a)	cash in hand or held with banks or financial institutions of the Group, (and which for the avoidance of doubt includes any cash held in the Pledged Deposit Account); and

(b)	any cash equivalent of the Group and/or its Subsidiaries,

as stated in the most recent financial statements of the Guarantor and determined in accordance with GAAP.

"Fleet Vessels" means all of the vessels from time to time owned by any member of the Group or, as the case may be, of which any member of the Group is a despondent owner (each a "Fleet Vessel").

"Fleet Book Value" means, at the end of a relevant period, the aggregate book value of the Fleet Vessels less depreciation as stated in the most recent financial statements of the Group delivered pursuant to Clause 19.2 (Financial statements).

"Fleet Market Value" means, at the date of calculation, the aggregate of the Market Values of the Fleet Vessels.

"Leverage Ratio" means, at any relevant time, the ratio of:

(a)	the Total Liabilities; to

(b)	the Market Value Adjusted Total Assets.

"Market Value" means, in relation to each Fleet Vessel (other than the Ship), the market value thereof as obtained by the Guarantor for purposes of Clause 19.2 (Financial statements) and, in relation to the Ship, its most recent Market Value obtained for purposes of Clause 25.1 (Minimum required security cover).

"Market Value Adjusted Total Assets" means, at any relevant time, the Total Assets as adjusted by replacing the Fleet Book Value with the Fleet Market Value.

"Total Assets" means, at any relevant time, the total assets (including Cash and Cash equivalents) of the Group as stated in the most recent financial statements provided under Clause 19.2 (Financial statements).

"Total Liabilities" means, at any relevant time, the total liabilities of the Group as stated in the most recent financial statements provided under Clause 19.2 (Financial statements).

21	GENERAL UNDERTAKINGS

21.1	General

The undertakings in this Clause 20 (General Undertakings) remain in force throughout the Security Period except as the Lender may otherwise permit.

21.2	Authorisations

Each Obligor shall, and shall procure that each Approved Manager will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

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(b)	supply certified copies to the Lender of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of the Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party in accordance with their terms;

(ii)

ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction and in the state of the Approved Flag at any time of the Ship or any Transaction Document to which it is a party in accordance with their terms; and

(iii)	in the case of the Borrower, own and operate the Ship.

(c)

without prejudice to the generality of the above, ensure that if, but for the obtaining of an applicable Authorisation, an Obligor would be in breach of any of the provisions of this Agreement which relate to Sanctions or, by reason of Sanctions, would be prohibited from performing any provision of this Agreement, such an Authorisation is obtained so as to avoid such breach or to enable such performance.

21.3	Compliance with laws

Each Obligor shall, and shall procure that each Approved Manager will, comply in all respects with all applicable laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

21.4	Environmental compliance

Each Obligor shall, and shall procure that each Approved Manager will:

(a)	comply with all applicable Environmental Laws in connection with the Ship;

(b)	obtain, maintain and ensure compliance with all requisite and applicable Environmental Approvals in connection with the Ship;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law in connection with the Ship,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.5	Environmental Claims

Each Obligor shall, and shall procure that each Approved Manager will, promptly upon becoming aware of the same, inform the Lender in writing of:

(a)	any Environmental Claim against any Obligor and any Approved Manager in connection with the Ship which is current, pending or threatened; and

(b)

any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Obligor or any Approved Manager in connection with the Ship and any member of the Group, where the claim, if determined against that Obligor or member of the Group, has or is reasonably likely to have a Material Adverse Effect.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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21.6	Taxation

(a)

The Borrower shall, and shall procure that each other Obligor will, pay and discharge all applicable Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Lender under Clause 19.2 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)	The Borrower will not (and shall procure that no other Obligor will), change its residence for Tax purposes without the prior written consent of the Lender (not to be unreasonably withheld).

21.7	Overseas companies

Each Obligor shall, and shall procure that each other Obligor will, promptly inform the Lender if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Lender regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

21.8	No change to centre of main interests

The Borrower shall not, and the Borrower shall procure that no other Obligor will, change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 18.32 (Centre of main interests and establishments) and it will create no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction without the prior written consent of the Lender (not to be unreasonably withheld).

21.9	Pari passu ranking

Each Obligor shall, and shall procure that each other Obligor will, ensure that at all times any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.10	Title

(a)	With effect from the Delivery Date, the Borrower shall hold the legal title to, and own the entire beneficial interest in the Ship, its Earnings and its Insurances.

(b)

With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor under the Finance Documents to which it is a party in accordance with their terms.

21.11	Negative pledge

(a)

No Obligor shall, and shall procure that no Approved Manager will, create or permit to subsist any Security over any of its assets which are, in the case of the Obligors (other than the Borrower) the subject of the Security created or intended to be created by the Finance Documents to which each is a party in accordance with their terms.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)	The Borrower shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Approved Manager or any member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

21.12	Disposals

(a)

Unless otherwise permitted under this Agreement, the Borrower will not, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation the Ship, the Earnings or the Insurances), without the prior written consent of the Lender, such consent not to be unreasonably withheld or delayed.

(b)	Paragraph (a) above does not apply to any Charter as all Charters are subject to Clause 24.16 (Restrictions on chartering, appointment of managers etc.).

21.13	Merger

(a)	No Obligor shall, and the Obligors shall procure that no other Obligor will, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

(b)

Paragraph (a) above shall not apply to any amalgamation, demerger, merger, corporate reconstruction or consolidation entered into by the Guarantor with the prior written consent of the Lender, such consent not to be unreasonably withheld, if:

(i)	the Guarantor is the surviving legal entity;

(ii)	the Guarantor continues to comply with the provisions of Clause 20.1 (Financial Covenants) following such amalgamation, demerger, merger, corporate reconstruction or consolidation;

(iii)

at the time of such amalgamation, demerger, merger, corporate reconstruction or consolidation there is no Event of Default that is continuing and no Change of Control will result from such amalgamation, demerger, merger, corporate reconstruction or consolidation; and

(iv)	such amalgamation, demerger, merger, corporate reconstruction or consolidation or does not have or is not reasonably likely to have a Material Adverse Effect.

21.14	Change of business

(a)	The Guarantor shall not change the type of its business from that carried on at the date of this Agreement.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)

The Borrower shall not, and the Borrower shall procure that no Approved Manager will, engage in any type of business other than the ownership, operation, chartering and management of the Ship (as applicable).

21.15	Financial Indebtedness

The Borrower shall not incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

21.16	Expenditure

The Borrower shall not incur any expenditure, except for expenditure reasonably incurred in the ordinary course of its business of owning, operating, maintaining and repairing the Ship.

21.17	Share capital

The Borrower shall not:

(a)	purchase, cancel, redeem any of its share capital;

(b)	increase or reduce the number of shares that it is authorized to issue or change the par value of such shares or create any new class of shares;

(c)

issue any further shares except to the Guarantor and provided such new shares are made subject to the terms of this Agreement and, in particular, Clause 21.11 (Negative pledge) immediately upon the issue of such new shares in a manner satisfactory to the Lender and the terms of this Agreement are complied with; or

(d)	appoint any further director, officer or secretary of the Borrower (unless the provisions of this Agreement and, in particular, Clause 21.11 (Negative pledge) are complied with).

21.18	Dividends

Until the occurrence of an Event of Default which is continuing, the Borrower shall be entitled to:

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay any management, advisory or other fee to or to the order of any of its shareholders; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

21.19	Other transactions

The Borrower shall not:

(a)

be the creditor in respect of any loan or any form of credit to any person other than another member of the Group or an Approved Manager and where such loan or form of credit is Permitted Financial Indebtedness;

(b)

give or allow to be outstanding any guarantee or indemnity (and for the avoidance of doubt any guarantee or indemnity provided by the Guarantor to other lenders in connection with the financing of any vessels directly or indirectly owned by it will always be permitted) to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which the Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents;

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)

any other agreement expressly allowed under any other term of this Agreement or required in the ordinary course of its business Provided that it is not otherwise restricted from entering into such agreement pursuant to the terms of this Agreement; and

(d)	enter into any transaction on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

21.20	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no Approved Manager will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful or contrary to Sanctions for an Obligor or Approved Manager to perform any of its obligations under the Transaction Documents to which it is a party in accordance with their terms;

(b)	cause any obligation of an Obligor or Approved Manager under the Transaction Documents to which it is a party to cease to be legal, valid, binding or enforceable in accordance with their terms;

(c)	cause any Transaction Document to which it is a party to cease to be in full force and effect in accordance with its terms;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

21.21	Sanctions undertakings

(a)

No proceeds of the Loan or any part of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions, or to fund any activity in a Sanctioned Country or in any manner which would cause the Lender to be in breach of or made subject to Sanctions, or at risk of being in breach of or made subject to Sanctions.

(b)

No Obligor or any member of the Group shall fund all or any part of any payment or repayment under the Loan out of proceeds directly or indirectly derived from any activity in a Sanctioned Country or any transaction with a Prohibited Person, or out of proceeds directly or indirectly derived from any other transactions which would be prohibited by Sanctions or in any other manner which would cause the Lender to be in breach of or made subject to Sanctions, or at risk of being in breach of or made subject to Sanctions and no such proceeds shall be paid into any Account.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(c)

Each of the Obligors and the Approved Managers and any other member of the Group has implemented and shall maintain in effect a Sanctions compliance policy which, in accordance with the recommendations of the Sanctions Advisory, is designed to ensure compliance by each such Obligor or Approved Manager or member of the Group, its Subsidiaries and their respective directors, officers, employees and agents with Sanctions. Without limitation on the foregoing, such Sanctions compliance policy shall procure that each Obligor or Approved Manager or any member of the Group, its Subsidiaries and their respective directors, officers, employees and agents (acting within the scope of their agency) shall, where applicable:

(i)	conduct their activities in a manner consistent with Sanctions;

(ii)	have sufficient resources in place to ensure execution of and compliance with their own Sanctions policies by their personnel, e.g., direct hires, contractors, and staff;

(iii)	ensure Subsidiaries and Affiliates comply with the relevant policies, as applicable;

(iv)	have relevant controls in place to monitor automatic identification system (AIS) transponders;

(v)	have controls in place to screen and assess onboarding or offloading cargo in areas they determine to present a high risk;

(vi)	have controls to assess authenticity of bills of lading, as necessary; and

have controls in place consistent with the Sanctions Advisory.

21.22	Further assurance

(a)

Each Obligor shall, and shall procure that any Approved Manager will, promptly, and in any event within the time period specified by the Lender do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Lender may specify (and in such form as the Lender may reasonably require in favour of the Lender or its nominee(s)):

(i)

to create, perfect, vest in favour of the Lender or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents to which they are respectively a party in accordance with their terms (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Lender or any Receiver or Delegate provided by or pursuant to the Finance Documents or by law;

(ii)

to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document to which they are respectively a party in respect of which the Security has become enforceable in accordance with its terms; and/or

(iii)	to enable or assist the Lender to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)

Each Obligor shall, and shall procure that any Approved Manager will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents to which they are a party in accordance with their terms.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(c)

At the same time as an Obligor delivers to the Lender any document executed by itself or another Obligor or an Approved Manager pursuant to this Clause 21.21 (Further assurance), that Obligor shall deliver, or shall procure that such Approved Manager will deliver, to the Lender a certificate signed by an officer of the Borrower or Obligor or by an officer of such Approved Manager, as applicable, which shall:

(i)	set out the text of a resolution of that Obligor's or that Obligor's or Approved Manager's board of directors specifically authorising the execution of the document specified by the Lender; and

(ii)

state that either the resolution was duly passed at a meeting of the board of directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or officers and is valid under that Obligor's or that Obligor's or Approved Manager's constitutional documents.

21.23	No subordination

The Borrower shall ensure that the Secured Liabilities will not be subordinated in priority of payment to any other present or future Financial Indebtedness.

21.24	Minimum liquidity amount

(a)

The Borrower shall ensure that, on and from the Utilisation Date and throughout the remainder of the Security Period, it or entities acceptable to the Lender (the identity of which shall have been notified to, and accepted by, the Lender) shall maintain in bank accounts held with the Lender freely available average credit balances free of any Security in those accounts of not less than $350,000 in aggregate during each six-Month period (with the first such period commencing on 30 June 2026 and every subsequent period commencing at six-Monthly intervals thereafter).

(b)

The Lender will determine the Borrower's compliance with paragraph (a) above on a six-Month period basis (for the preceding six-Month period) on 30 June 2026 and will make similar determinations at the last date of the last Month of each such six-Month period thereafter for the remaining duration of the Security Period.

21.25	Use of proceeds

The Borrower shall ensure that no part of the proceeds of the Loan shall be used for the purpose of acquiring shares in the Lender or other banks and/or financial institutions or acquiring hybrid capital debentures of the Lender or other banks and/or financial institutions.

22	INSURANCE UNDERTAKINGS

22.1	General

The undertakings in this Clause 22 (Insurance Undertakings) remain in force on and from the Utilisation Date and throughout the rest of the Security Period except as the Lender may otherwise permit.

22.2	Maintenance of obligatory insurances

The Borrower shall keep the Ship insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks) and all perils of the seas;

(b)	war risks including, but not limited to, violent theft, terrorism and piracy ;

(c)	protection and indemnity risks including crew liability, cargo liability, pollution liability and removal of wreck ; and

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(d)

any other risks against which the Borrower (acting reasonably) or which the Lender reasonably considers necessary (having consulted with its insurance consultants), is required to insure in light of the Ship's trading pattern and are from time to time required by any competent public body, the Approved Classification Society or any other competent public body having authority over the Borrower, the Ship or an Approved Manager and any other usual insurances that a prudent shipowner would take out in the ordinary course of business or that a reasonable lender would require on the basis of the above .

22.3	Terms of obligatory insurances

The Borrower shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks (including hull and machinery and excess risks) and war risks, in an amount on an agreed value basis at least the greater of:

(i)	the Market Value of the Ship; and

(ii)	an amount equal to 120 per cent. of the Loan;

(c)

in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market but such amount shall not be less than $1,000,000,000;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the Ship;

(e)	on approved terms; and

(f)

through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations (which are members of the International Group of Protection and Indemnity Associations).

22.4	Further protections for the Lender

In addition to the terms set out in Clause 22.3 (Term of obligatory insurances), the Borrower shall procure that the obligatory insurances shall:

(a)	subject always to paragraph (b), name the Borrower as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)

in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and that it shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)

whenever the Lender requires, name (or be amended to name) the Lender as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Lender as loss payee with such directions for payment as per the agreed loss payable clause;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender; and

(f)	provide that the Lender may make proof of loss if the Borrower fails to do so.

22.5	Renewal of obligatory insurances

The Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)

notify the Lender of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which the Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Lender's approval to the matters referred to in sub-paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Lender's approval pursuant to paragraph (a) above; and

(c)

procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

22.6	Copies of policies; letters of undertaking

The Borrower shall ensure that the Approved Brokers provide the Lender with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters of undertaking in a form required by the Lender and including undertakings by the Approved Brokers that:

(i)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 22.4 (Further protections for the Lender);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with such loss payable clause;

(iii)	they will advise the Lender immediately of any material change to the terms of the obligatory insurances and at least fourteen (14) days prior to any policy cancellation for non-payment of premium ;

(iv)	they will, if they have not received notice of renewal instructions from the Borrower or its agents, notify the Lender not less than 14 days before the expiry of the obligatory insurances;

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Lender of the terms of the instructions;

(vi)

they will not set off against any sum recoverable in respect of a claim relating to the Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Lender.

22.7	Copies of certificates of entry

The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provide the Lender with:

(a)	a certified copy of the certificate of entry for the Ship;

(b)	a letter or letters of undertaking in such form as may be reasonably required by the Lender; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

22.8	Deposit of original policies

The Borrower shall ensure that all policies relating to obligatory insurances are deposited with the Approved Brokers through which the insurances are effected or renewed.

22.9	Payment of premiums

The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Lender.

22.10	Guarantees

The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

22.11	Compliance with terms of insurances

(a)

The Borrower shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above and without prejudice to the Borrower's obligations under Clause 23 (Ship Undertakings), the Borrower shall:

(i)

take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 22.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship unless they are approved by the underwriters of the obligatory insurances;

(iii)

make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)

not employ the Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

22.12	Alteration to terms of insurances

The Borrower shall not make or agree to any material alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance, without the prior written consent of the Lender, such consent not to be unreasonably withheld or delayed. For the avoidance of doubt, "material alteration" shall include any amendments as a result of which the Borrower would not be in compliance with the required insured value of the Ship or any other requirements under this Clause 22 (Insurance Undertakings).

22.13	Settlement of claims

The Borrower shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)

do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

22.14	Provision of copies of communications

The Borrower shall provide the Lender, , following the Lender's written request to this effect, with copies of all written communications between the Borrower and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	the Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)

any credit arrangements made between the Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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22.15	Provision of information

The Borrower shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)

effecting, maintaining or renewing any such insurances as are referred to in Clause 22.16 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon demand, indemnify the Lender in respect of all fees and other documented expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a) above Provided that unless there is an Event of Default which is continuing, the Borrower shall only bear the cost of such insurance report once per year.

22.16	Mortgagee's interest and additional perils insurances

(a)

The Lender shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance and a mortgagee's interest additional perils insurance, in each case, in an amount equal to 110 per cent. of the Loan, in each case on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate.

(b)

The Borrower shall upon demand fully indemnify the Lender in respect of all premiums and other documented expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

23	MOA UNDERTAKINGS

23.1	General

The undertakings in this Clause 23 (MOA Undertakings) remain in force throughout the Security Period except as the Lender may otherwise permit.

23.2	No variation, release etc. of MOA

The Borrower shall not, whether by a document, by conduct, by acquiescence or in any other way:

(a)	vary the MOA in a material manner; or

(b)

release, waive, suspend, subordinate or permit to be lost or impaired any interest or right of any kind which the Borrower has at any time to, in or in connection with, the MOA or in relation to any matter arising out of or in connection with the MOA.

23.3	Provision of information relating to MOA

Without prejudice to Clause 19.5 (Information: miscellaneous) the Borrower shall:

(a)

immediately inform the Lender if any breach of the MOA occurs or a serious risk of such a breach arises and of any other event or matter affecting the MOA which has or is reasonably likely to have a Material Adverse Effect; and

(b)	upon the reasonable request of the Lender, keep the Lender informed as to any notice of readiness of delivery of the Ship.

23.4	No assignment etc. of MOA

The Borrower shall not assign, novate, transfer or dispose of any of its rights or obligations under the MOA.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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24	SHIP UNDERTAKINGS

24.1	General

The undertakings in this Clause 24 (Ship Undertakings) remain in force on and from the Delivery Date and throughout the rest of the Security Period except as the Lender may otherwise permit, such permission not to be unreasonably withheld or delayed.

24.2	Ship's name and registration

The Borrower shall:

(a)	keep the Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled;

(c)	not enter into any dual flagging arrangement in respect of the Ship; and

(d)	not change the name of the Ship,

provided that any agreed change of name or flag of the Ship shall be subject to:

(i)

the Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on the Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage and Deed of Covenant and on such other terms and in such other form as the Lender shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Lender shall approve or require.

24.3	Repair and classification

The Borrower shall keep the Ship in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification with the Approved Classification Society free of overdue recommendations, requirement and conditions affecting the Ship's Approved Classification.

24.4	Classification society undertaking

If required by the Lender in writing the Borrower shall instruct the Approved Classification Society (and procure that the Approved Classification Society undertakes with the Lender):

(a)	to send to the Lender, following receipt of a written request from the Lender, certified true copies of all original class records held by the Approved Classification Society in relation to the Ship;

(b)

to allow the Lender (or its agents), at any time and from time to time, to inspect the original class and related records of the Borrower and the Ship at the offices of the Approved Classification Society and to take copies of them;

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(c)	to notify the Lender immediately in writing if the Approved Classification Society:

(i)	receives notification from the Borrower or any person that the Approved Classification Society is to be changed; or

(ii)

becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship's class under the rules or terms and conditions of the Borrower or the Ship's membership of the Approved Classification Society;

(d)	following receipt of a written request from the Lender:

(i)

to confirm that the Borrower is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii)

to confirm that the Borrower is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Lender in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

24.5	Modifications

The Borrower shall not make any modification or repairs to, or replacement of, the Ship or equipment installed on it which would or might materially and adversely alter the structure, type or performance characteristics of the Ship subject to the Ship maintaining at all times the requirements of the Approved Classification Society and its Approved Classification. For the avoidance of doubt, the installation of a scrubber on the Ship does not constitute such modification under this clause.

24.6	Removal and installation of parts

(a)	Subject to paragraph (b) below, the Borrower shall not remove any material part of the Ship, or any item of equipment installed on the Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Lender; and

(iii)	the replacement part or item becomes, on installation on the Ship, the property of the Borrower and subject to the security constituted by the Mortgage and the Deed of Covenant.

(b)	The Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

24.7	Surveys

The Borrower shall submit the Ship regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Lender, provide the Lender, with copies of all survey reports.

24.8	Inspection

(a)

The Borrower shall permit the Lender (acting through surveyors or other persons appointed by and reporting to the Lender for that purpose) to board the Ship at such times as the Lender shall deem necessary, but not more than once in every one-year period with prior notice to the Borrower reasonably in advance and without delaying or interfering with the Ship's operation and/or loading or unloading schedule, to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections, unless an Event of Default has occurred and is continuing in which case more such inspections may take place.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)

The cost of one (1) inspection annually shall be for the account of the Borrower unless an Event of Default has occurred and is continuing, in which case, the cost shall, at all such times, be for the account of the Borrower.

24.9	Prevention of and release from arrest

(a)	The Borrower shall, and shall procure that the Approved Manager shall, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of the Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of the Ship, its Earnings or its Insurances.

(b)

The Borrower shall promptly upon receiving notice of the arrest of the Ship or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release within 48 hours upon receipt of such notice by providing bail or otherwise as the circumstances may require.

24.10	Compliance with laws etc.

Each Obligor shall (and shall procure that any Approved Manager):

(a)	comply, or procure compliance with all applicable laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship, its ownership, employment, operation, management and registration,

including, but not limited to:

(A)	the ISM Code;

(B)	the ISPS Code;

(C)	all applicable Environmental Laws;

(D)	all applicable Sanctions; and

(E)	the laws of the Approved Flag; and

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals.

(c)

without limiting paragraph (a) above, not employ the Ship nor allow its employment, operation or management in any manner contrary to any applicable law or regulation including but not limited to the ISM Code, the ISPS Code, all applicable Environmental Laws and all applicable Sanctions.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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24.11	ISPS Code

Without limiting paragraph (a) of Clause 24.10 (Compliance with laws etc.), the Borrower shall:

(a)	procure that the Ship and the company responsible for the Ship's compliance with the ISPS Code comply with the ISPS Code;

(b)	maintain an ISSC for the Ship; and

(c)	notify the Lender immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

24.12	Sanctions and Ship trading

Without limiting Clause 24.10 (Compliance with laws etc.), the Borrower shall procure:

(a)	that the Ship shall not be used by or for the benefit of a Prohibited Person or in trading to or from a Sanctioned Country;

(b)

that the Ship shall not otherwise be used in any manner contrary to Sanctions, or in a manner that creates a risk that an Obligor will become a Prohibited Person or in any manner which would cause the Lender to be in breach of or made subject to Sanctions, or at risk of being in breach of or made subject to Sanctions;

(c)	that the Ship shall not be used in trading in any manner that creates a risk that the Ship will become a Sanctioned Ship;

(d)	that the Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

(e)

without prejudice to the above provisions of this Clause 24.12 (Sanctions and Ship trading), that each time charterparty in respect of the Ship shall contain, for the benefit of the Borrower, language which gives effect to the provisions of paragraph (a) of Clause 24.10 (Compliance with laws etc.) as regards Sanctions and paragraph (b) and (c) of this Clause 24.12 (Sanctions and Ship trading) and which charterparty permits refusal of employment or voyage orders if such employment or compliance with such orders either results, or risks resulting in non-compliance with such provisions or breaches, or risks breaching (in the opinion of the Borrower) Sanctions.

24.13	Trading in war zones or excluded areas

The Borrower shall (and the Borrower shall procure that any Approved Manager shall not) not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers or which is otherwise excluded from the scope of coverage of the obligatory insurances unless:

(a)	the prior written consent of the Ship's insurers has been given; and

(b)	the Borrower has (at its expense) effected any special, additional or modified insurance cover which the Ship's insurers may require.

24.14	Provision of information

Without prejudice to Clause 19.5 (Information: miscellaneous) the Borrower shall, promptly provide the Lender with any information which it reasonably requests regarding:

(a)	the Ship, its employment, position and engagements;

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)	its Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made by it in respect of the Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager's compliance and the compliance of the Ship with the ISM Code and the ISPS Code and any Sanctions,

and, upon the Lender's request, promptly provide copies of any current Charter and/or sub-charter relating to the Ship (noting that, in relation to any sub-charter, the Borrower shall only be required on an effort basis to provide this), of any current guarantee of any such Charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.

24.15	Notification of certain events

The Borrower shall immediately notify the Lender by email of:

(a)	any casualty to the Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of the Ship for hire;

(d)

any requirement or condition or recommendation made in relation to the Ship by any insurer or classification society or by any competent authority which is not complied with in accordance with its terms;

(e)	any arrest or detention of the Ship or any exercise or purported exercise of any lien on the Ship or its Earnings;

(f)	any intended dry docking of the Ship;

(g)	any Environmental Claim made against the Borrower or in connection with the Ship, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, the Approved Manager or otherwise in connection with the Ship; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with; or

(j)

any notice, or the Borrower becoming aware, of any claim, action, suit, proceeding or investigation against any Obligor, any Approved Manager or any member of the Group or any of their respective directors, officers or employees with respect to Sanctions; or

(k)	any circumstances which could give rise to a breach of any representation or undertaking in this Agreement, or any Event of Default, relating to Sanctions,

and the Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require as to the Borrower's, the Approved Manager's or any other person's response to any of those events or matters.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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24.16	Restrictions on chartering, appointment of managers etc.

The Borrower shall not without the prior consent of the Lender (which shall not be unreasonably withheld or delayed) :

(a)	let the Ship on demise charter or bareboat charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of the Ship other than a Permitted Charter;

(c)

materially amend any terms of a Management Agreement or any Assignable Charter (such "material" amendment to include (as applicable), without limitation, any terms relating to any commissions, management fees, duration of the contract, sanctions, change of control or merger in respect of the relevant Approved Manager or, as the case may be, the Charterer under an Assignable Charter

(d)	amend, supplement, cancel or terminate a Management Agreement or an Assignable Charter (other than as set out in paragraph (c) above);

(e)	appoint a manager of the Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager's appointment;

(f)	de activate or lay up the Ship; or

(g)

put the Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or the Earnings for the cost of such work or for any other reason.

24.17	Notice of Mortgage

The Borrower shall keep the Mortgage registered against the Ship as a valid first priority or, as the case may be, preferred mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Lender.

24.18	Sharing of Earnings

The Borrower shall not enter into any agreement or arrangement for the sharing of any Earnings other than, subject to the prior written consent of the Lender (such consent not to be unreasonably withheld), customary profit-sharing arrangements under a Charter.

24.19	Notification of compliance

The Borrower and/or any Approved Manager shall promptly and provide the Lender from time to time with evidence (in such form as the Lender reasonably requires) that it is complying with this Clause 24 (Ship Undertakings).

24.20	Charterparty Assignment

If the Borrower enters into an Assignable Charter (subject to notification of the Lender and Lender's approval), the Borrower shall execute in favour of the Lender a Charterparty Assignment in respect of such Assignable Charter, such assignment to be notified to the relevant Charterer following the occurrence of an Event of Default which is continuing and any charter guarantor and the Borrower shall use its best efforts to obtain an executed acknowledgment of the notice from the relevant Charterer and any charter guarantor in such form as the Lender may reasonably approve or require , and shall deliver to the Lender any other documents as the Lender may reasonably require.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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24.21	Ship's Trading

The Borrower shall not allow the Ship to trade in areas prohibited by either (a) the law applicable to the Ship's flag or (b) the law of the country of incorporation of the Borrower or (c) the applicable law of the nationality of the officers and crew of the Ship.

24.1	Fuel Oil and Consumption Data

The Borrower undertakes, upon the request of the Lender and at the cost of the Borrower, on or before 31st July in each calendar year, to supply or procure the supply by the relevant Recognised Organisation to the Lender of, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 27 of Annex VI and any Statement of Compliance, together with a Carbon Intensity and Climate Alignment Certificate (if available), in each case relating to the Ship for the preceding calendar year, for the purposes of calculating the Lender's portfolio climate score.

24.2	Inventory of Hazardous Materials

The Borrower shall maintain the Inventory of Hazardous Materials.

25	SECURITY COVER

25.1	Minimum required security cover

Clause 25.2 (Provision of additional security; prepayment) applies if the Lender notifies the Borrower that the Security Cover Ratio is below 120 per cent.

25.2	Provision of additional security; prepayment

(a)

If the Lender serves a notice on the Borrower under Clause 25.1 (Minimum required security cover), the Borrower shall, on or before the date falling one Month after the date on which the Lender's notice is served (the "Prepayment Date") prepay such part of the Loan as shall eliminate the shortfall.

(b)	The Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Lender:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Lender may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation or the Borrower may eliminate such shortfall through a combination of a partial prepayment of the Loan and the provision of additional security pursuant to paragraph (a) of this Clause 25.2 (Provision of additional security; prepayment).

25.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 25.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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25.4	Valuations binding

Any valuation under this Clause 25 (Security Cover) shall (absent manifest error) be binding and conclusive as regards the Borrower.

25.5	Provision of information

(a)

The Borrower shall promptly provide the Lender and any Approved Valuer acting under this Clause 25 (Security Cover) with any information which the Lender or that Approved Valuer may reasonably request for the purposes of the valuation.

(b)

If the Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Valuer or the Lender considers prudent (acting reasonably).

25.6	Prepayment mechanism

Any prepayment pursuant to Clause 25.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.4 (Voluntary prepayment of Loan) but ignoring any restrictions as to prepayments being made on the last day of the Interest Period and always subject to the payment of any required Break Costs.

25.7	Provision of valuations

The Lender shall, in addition to the valuation to be obtained for the purpose of determining the Initial Market Value of the Ship, at the Borrower's cost, twice during each calendar year during the Security Period (on 30 June and 31 December of each calendar year), be provided with a valuation of the Ship and any other vessel over which additional Security has been created in accordance with Clause 25.2 (Provision of additional security; prepayment), from an Approved Valuer appointed by the Borrower on behalf of, and reporting to, the Lender, to enable the Lender to determine the Market Value of the Ship and for the purposes of determining the relevant percentage referred to in Clause 25 (Security Cover), unless an Event of Default has occurred and is continuing, in which case the Lender shall have the right, at any time during the Security Period, to obtain additional valuations as may be necessary for the purpose of determining the Market Value at the cost of the Borrower.

25.8	Release of additional security

If at any time after the Borrower or any other third party has provided the Lender with any additional security in accordance with clause 25.2 (Provision of additional security; prepayment) the Lender is satisfied that the Borrower is in compliance with its obligations under clause 25.1 (Minimum required security cover), the Lender, after receiving notice from the Borrower, will, subject to being indemnified to its satisfaction against any costs arising out of such release, proceed with the release of such additional security, to the extent that the minimum security cover specified in Clause 25.1 (Minimum required security cover) would be maintained following such release, Provided that at the relevant time no Event of Default has occurred and is continuing or would result from such release.

26	ACCOUNTS AND APPLICATION OF EARNINGS

26.1	Accounts

The Borrower may not, without the prior written consent of the Lender, maintain any bank account other than each Account.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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26.2	Payment of Earnings

The Borrower shall ensure that, subject only to the provisions of the General Assignment, all the Earnings are paid in to the Operating Account.

26.3	Application of Earnings

The Borrower shall procure that there is transferred from the Operating Account to the Lender:

(a)	on each Repayment Date, the amount of the Repayment Instalment then due on that Repayment Date;

(b)	on the last day of each Interest Period, the amount of interest then due on that date; and

(c)	on any day on which an amount is otherwise due from the Borrower under a Finance Document in accordance with its terms, an amount necessary to meet that due amount,

and the Borrower irrevocably authorises and instructs:

(i)	the relevant Account Bank to make those transfers;

(ii)	the Lender to apply the transferred amounts in payment of the relevant Repayment Instalment, interest amount or other amount due.

26.4	Location of Accounts

The Borrower shall promptly:

(a)	comply with any reasonable requirement of the Lender as to the location or relocation of each Account; and

(b)

execute any documents which the Lender reasonably specifies to create or maintain in favour of the Lender Security over (and/or rights of set-off, consolidation or other rights in relation to) each Account.

26.5	Pledge Deposit Account

Each Pledged Deposit Account shall be pledged in favour of the Lender pursuant to the terms of the relevant Account Security and without prejudice to the other provisions of this Agreement (including Clause 8.2 (Margin reduction)).

26.6	Operating Account

The Operating Account shall be pledged in favour of the Lender pursuant to the terms of the relevant Account Security. The Borrower shall have free access to the Operating Account unless an Event of Default has occurred and is continuing or unless an Event of Default would result from the withdrawal of any such balance or any part thereof from the Operating Account and thus (absent the occurrence of an Event of Default which is continuing) any sums standing to the credit of the Operating Account may be applied by the Borrower from time to time in connection with:

(i)	any payments required under this Agreement;

(ii)	the supply, crewing, management, maintenance, repair, insurance, operation and trading of the Ship;

(iii)	any payment of management fees, administration and legal expenses; and

(iv)	any dividend payment, subject to the provisions of Clause 21.18 (Dividends).

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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27	EVENTS OF DEFAULT

27.1	General

Each of the events or circumstances set out in this Clause 27 (Events of Default) is an Event of Default except for Clause 27.20 (Acceleration) and Clause 27.21 (Enforcement of security).

27.2	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three (3) Business Days of its due date.

27.3	Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 20 (Financial Covenants), Clause 21.10 (Title), Clause 21.11 (Negative pledge), Clause 21.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 22.2 (Maintenance of obligatory insurances), Clause 22.3 (Terms of obligatory insurances), Clause 22.5 (Renewal of obligatory insurances), Clause 24.12 (Sanctions and Ship trading) or save to the extent such breach is a failure to pay and therefore subject to Clause 27.2 (Non-payment), Clause 25 (Security Cover).

27.4	Other obligations

(a)

An Obligor or an Approved Manager does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 27.2 (Non-payment) and Clause 27.3 (Specific obligations)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the Lender giving notice to the Borrower or (if earlier) any Obligor or Approved Manager becoming aware of the failure to comply.

27.5	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor or Approved Manager in the Finance Documents to which each is a party or any other document delivered by or on behalf of any Obligor or Approved Manager under or in connection with any Finance Document to which it is a party is or proves to have been incorrect or misleading when made or deemed to be made, unless the relevant representation or statement can be repeated within three (3) Business Days of the date on which the Lender notifies the Borrower of its not being true and accurate and on the date of such repetition it is not incorrect or misleading in any respect.

27.6	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)

Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	Any default or event of default (each such term, as may be defined) occurs, in the opinion of the Lender, under any other facility agreement or security document to which an Obligor is a party.

(f)

No Event of Default will occur under this Clause 27.6 (Cross default) in respect of the Guarantor if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (e) above is less than $2,000,000 (or its equivalent in any other currency) and, in respect of the Borrower, if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (e) above is less than $500,000 (or its equivalent in any other currency).

27.7	Insolvency

(a)	An Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)

A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium, unless otherwise agreed by the Lender.

27.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement.

27.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of an Obligor other than an arrest or detention of the Ship for which Clause 27.14 (Arrest) below to apply .

27.10	Ownership of the Obligors

(a)	The Borrower is not or ceases to be a 100% directly or indirectly owned Subsidiary of the Guarantor.

(b)	There is a Change of Control of the Guarantor within the meaning of Clause 7.2 (Change of control).

27.11	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for an Obligor or an Approved Manager to perform any of its obligations under the Finance Documents to which it is a party in accordance with their terms.

(b)	Any obligation of an Obligor or an Approved Manager under the Finance Documents to which it is a party is not or ceases to be legal, valid, binding or enforceable in accordance with their terms.

(c)

Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than the Lender) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

27.12	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

27.13	Cessation of business

Any Obligor or any Approved Manager suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

27.14	Arrest

Any arrest of the Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the Borrower within 30 days of such arrest or detention.

27.15	Expropriation

The authority or ability of any Obligor or any Approved Manager to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any Approved Manager or any the Borrower's assets other than:

(a)	an arrest or detention of the Ship referred to in Clause 27.14 (Arrest); or

(b)	any Requisition.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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27.16	Repudiation and rescission of agreements

An Obligor or an Approved Manager (or any other relevant party but excluding any Charterer) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security or a Transaction Document.

27.17	Litigation

Any litigation, arbitration or administrative, governmental, regulatory or other investigations proceedings or any investigations of, or before, any court, arbitral body or agency are commenced or threatened , or any judgment or order of a court, arbitral body, agency or tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

27.18	Sanctions

(a)

Any Obligor or any member of the Group or any Approved Manager or any of their respective directors, officers or employees is designated a Prohibited Person or the Ship is designated a Sanctioned Ship.

(b)

This Clause 27.18 (Sanctions) is without prejudice to any other Event of Default which may occur by reason of breach of, or non-compliance with, any of the other provisions of this Agreement which relate to Sanctions.

27.19	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

27.20	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Lender may by notice to the Borrower:

(a)	cancel the Commitment, whereupon it shall immediately be cancelled;

(b)

declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Lender,

and the Lender may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Lender may take any action referred to in Clause 27.21 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

27.21	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Lender may take any action which, as a result of the Event of Default or any notice served under Clause 27.20 (Acceleration), the Lender is entitled to take under any Finance Document or any applicable law or regulation.

27.22	Exceptions for Approved Manager

Other than in respect of Clause 27.4 (Other obligations), no Event of Default will occur under any other provision of Clause 27 (Events of Default) in respect of any event or circumstance related to an Approved Manager if the Borrower replaces the Approved Manager with another Approved Manager and delivers to the Lender the documents referred to under paragraphs Schedule 21 and Schedule 25 of Part A of Schedule 2 (Conditions Precedent) and paragraph Schedule 22.4 of Part B of Schedule 2 (Conditions Precedent) and any other documents reasonably required by the Lender, applicable to the replacement Approved Manager, within fifteen (15) days (or any such longer time period agreed by the Lender) from the date of the relevant event or circumstance

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SECTION 9

CHANGES TO PARTIES

28	CHANGES TO THE LENDER

28.1	Assignments and transfers by the Lender

Subject to this Clause 28 (Changes to the Lender), the Lender (the "Existing Lender") may transfer, assign or sell all or part of its rights under the Finance Documents to its Affiliates or to another third party bank experienced in ship financing (the "New Lender").

28.2	Conditions of assignment

(a)	The consent of the Borrower is required for such transfer, assignment or sale by the Existing Lender, unless the transfer, assignment or sale is:

(i)	to an Affiliate of the Existing Lender; or

(ii)	made at a time when an Event of Default is continuing.

(b)	If:

(i)	the Existing Lender transfers, assigns or sells any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the transfer, assignment or sale or change occurs, an Obligor would be obliged to make a payment to the New Lender or the Existing Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or the Existing Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender would have been if the assignment or change had not occurred.

(c)

Each Obligor on behalf of itself and any Approved Manager agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents to which it is a party in accordance with their terms are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Obligor or Approved Manager had against the Existing Lender.

(d)	No costs or expenses whatsoever in relation to such a transfer, assignment or sale shall be borne by any Obligor or any Approved Manager.

28.3	Security over Lender's rights

In addition to the other rights provided to the Lender under this Clause 28 (Changes to the Lender), the Lender may without consulting with or obtaining consent from any Obligor or Approved Manager, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)

if the Lender is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor or an Approved Manager other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Lender under the Finance Documents to which it is a party in accordance with their terms.

28.4	Securitisation

The Lender may disclose the size and term of the Loan and the name of each of the Obligors to any investor or potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of the Lender's rights or obligations under the Finance Documents

29	CHANGES TO THE OBLIGORS

29.1	Assignment or transfer by Obligors or Approved Manager

No Obligor nor any Approved Manager may assign any of its rights or transfer any of its rights or obligations under the Finance Documentsto which it is a party.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SECTION 10

ADMINISTRATION

30	PAYMENT MECHANICS

30.1	Payments to the Lender

(a)

On each date on which an Obligor is required to make a payment under a Finance Document to which it is a party in accordance with its terms, that Obligor shall make an amount equal to such payment available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified in the Finance Documents.

(b)	Payment shall be made to such account and with such bank as specified in this Agreement and in the Finance Documents.

30.2	Application of receipts; partial payments

(a)

If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents to which it is a party in accordance with their terms, the Lender shall apply that payment towards the obligations of that Obligor under the Finance Documents in any reasonable manner it may decide.

(b)	Paragraph (a) above will override any appropriation made by an Obligor.

30.3	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents to which it is a party in accordance with their terms shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.4	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.5	Currency of account

(a)

Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document to which it is a party in accordance with their terms.

(b)	Each payment in respect of costs, expenses or applicable Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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30.6	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

30.7	Currency conversion

To the extent applicable, the obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.8	Disruption to Payment Systems etc.

If either the Lender determines (in its discretion) that a Disruption Event has occurred or the Lender is notified by the Borrower that a Disruption Event has occurred:

(a)

the Lender may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Lender may deem necessary in the circumstances;

(b)

the Lender shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

any such changes agreed upon by the Lender and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents; and

(d)

the Lender shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Lender) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.8 (Disruption to Payment Systems etc.).

31	SET-OFF

The Lender may set off any matured obligation due from an Obligor under the Finance Documents to which it is a party in accordance with their terms (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32	CONDUCT OF BUSINESS BY THE LENDER

Unless otherwise expressly stated herein no provision of this Agreement will:

(a)	interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

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(b)	oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33	BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to any applicable Bail-In Action by the relevant competent Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any applicable Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any applicable Bail-In Action in relation to any such liability.

34	NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email, fax or letter.

34.2	Addresses

The postal address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrower, that specified in Schedule 1 (The Parties); and

(b)

in the case of any other Obligor or the Lender, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Lender on or before the date on which it becomes a Party, or any substitute postal address, email address, fax number or department or officer as that Obligor may notify to the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than five (5) Business Days' notice.

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34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of registered letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)	if by way of electronic mail, in accordance with Clause 34.4 (Electronic communication),

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Lender will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer of the Lender specified in Schedule 1 (The Parties) (or any substitute department or officer as the Lender shall specify for this purpose).

(c)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(d)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.4	Electronic communication

(a)

Any communication to be made or document to be delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)

Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and the Lender may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)

Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose.

(d)

Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 34.4 (Electronic communication).

34.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

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(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Lender, accompanied by a certified English translation prepared by a translator approved by the Lender and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35	CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention and interest calculation

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculatedon the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

36	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37	REMEDIES AND WAIVERS

(a)

No failure to exercise, nor any delay in exercising, on the part of the Lender or any Receiver or Delegate, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of the Lender or any Receiver or Delegate shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

(b)	No variation or amendment of a Finance Document shall be valid unless in writing and signed by the Lender.

38	ENTIRE AGREEMENT

(a)

This Agreement, in conjunction with the other Finance Documents, constitutes the entire agreement between the Parties and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral, in respect of its subject matter.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(b)

Each Obligor acknowledges that it has not entered into this Agreement or any other Finance Document in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement or in any other Finance Document.

39	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between the Lender and any Obligor or any Approved Manager (as the case may be) shall be conditional upon no security or payment to the Lender by any Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

40	IRREVOCABLE PAYMENT

If the Lender considers that an amount paid or discharged by, or on behalf of, an Obligor or by any other person in purported payment or discharge of an obligation of that Obligor to the Lender under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

41	CONFIDENTIAL INFORMATION

41.1	Confidentiality

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) or as the case may be required by the U.S. Securities as Exchange Commissions in relation to the Guarantor and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information

The Lender may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, insurers, reinsurers, insurance advisors, insurance brokers, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers or sells (or may potentially assign or transfer or sell) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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(iii)

appointed by the Lender or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit the Lender charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.3 (Security over Lender's rights);

(viii)	who is a Party, a member of the Group or any related entity of an Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Borrower;

in each case, such Confidential Information as the Lender shall consider appropriate if:

(A)

in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to sub-paragraph (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information;

(c)

to any person appointed by the Lender or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the Lender;

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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41.3	Entire agreement

This Clause 41 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.4	Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

41.5	Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41 (Confidential Information).

41.6	Continuing obligations

(a)	The obligations in this Clause 41 (Confidential Information) are continuing and, in particular, shall survive and remain binding on the Lender for a period of 12 Months from the earlier of:

(i)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and the Commitment has been cancelled or otherwise ceased to be available; and

(ii)	the date on which the Lender otherwise ceases to be the Lender.

42	AMENDMENTS

42.1	Obligor intent

Without prejudice to the generality of Clauses 1.2 (Construction) and 17.4 (Waiver of defences) the Borrower expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

43	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SECTION 11

GOVERNING LAW AND ENFORCEMENT

44	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

45	ENFORCEMENT

45.1	Jurisdiction

(a)

Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)

To the extent allowed by law, this Clause 45.1 (Jurisdiction) is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

45.2	Service of process

(a)

Without prejudice to any other mode of service allowed under any relevant law, the Borrower (and the Borrower shall procure that each other Obligor, other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints Latsco (London) Limited of 17 Duke of York Street, London SW1Y6LB, England, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five (5) days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Obligor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

AVATAR MARINE INC.	The Republic of the Marshall Islands	134603	c/o Euroholdings Ltd., Messogiou Thalasis 4 & Evropis 151 24, Maroussi, Greece Fax: 211 80 4097 E-mail: Att.: Simos Pariaros, Athina Atalalioti, Christos Triantafillidis

EUROHOLDINGS LTD.	The Republic of the Marshall Islands	124950	c/o Euroholdings Ltd., Messogiou Thalasis 4 & Evropis 151 24, Maroussi, Greece Fax: 211 1804094 E-mail: Att.: Simos Pariaros, Athina Atalalioti, Christos Triantafillidis

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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PART B

THE LENDER

Name of Lender	Address for Communication

PIRAEUS BANK S.A.	170, Alexandras Avenue 11521 Athens Greece Fax No: +30 210 3739783 For the attention of: Thanos Vourvopoulos Email:

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT TO UTILISATION REQUEST

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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PART B

FURTHER CONDITIONS PRECEDENT

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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PART B

SELECTION NOTICE

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

96

SCHEDULE 4

FORM OF COMPLIANCE CERTIFICATE

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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SCHEDULE 5

TIMETABLES

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

98

EXECUTION PAGE

BORROWER

SIGNED by Athina Atalioti	)
its duly authorised attorney-in-fact	) /s/ Athina Atalioti
for and on behalf of	)
AVATAR MARINE INC.	)
in the presence of:	)

Witness' signature:	) /s/ Stefanos Konstantinidis
Witness' name:	) Solicitor
Witness' address:	) Watson Farley & Williams Greece
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

GUARANTOR

SIGNED by Athina Atalioti	)
its duly authorised attorney-in-fact	) /s/ Athina Atalioti
for and on behalf of	)
EUROHOLDINGS LTD.	)
in the presence of:	)

Witness' signature:	) /s/ Stefanos Konstantinidis
Witness' name:	) Solicitor
Witness' address:	) Watson Farley & Williams Greece
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

LENDER

SIGNED by	)
duly authorised	) /s/ Athanasios Doudouias /s/ Athanasios Vourvopoulos
for and on behalf of	) Athanasios Doudouias Athanasios Vourvopoulos
PIRAEUS BANK S.A.	)
in the presence of:	)

Witness' signature:	) /s/ Stefanos Konstantinidis
Witness' name:	) Solicitor
Witness' address:	) Watson Farley & Williams Greece
348 Syngrou Avenue, Kallithea 176 74
Athens - Greece

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copies, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopbed by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

99